UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
UMB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NOTICE OF THE

2025 VIRTUAL ANNUAL MEETING

OF SHAREHOLDERS

AND PROXY STATEMENT

April 29, 2025, at

9:00 a.m. CDT

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF THE 2025 VIRTUAL ANNUAL MEETING OF

SHAREHOLDERS OF UMB FINANCIAL CORPORATION

Date and Time:	Tuesday, April 29, 2025, at 9:00 a.m. CDT

Place:	Virtual Meeting

We are pleased to be able to host the 2025 Annual Meeting of Shareholders virtually to provide expanded access, improved communication and cost savings for the Company and our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world. Shareholders and guests may access the Annual Meeting by visiting www.meetnow.global/M9HAD9F at the meeting date and time described in this Proxy Statement. Additional instructions on how to access the meeting, or to vote shares, are provided in the section entitled “Questions and Answers About the Annual Meeting, these Proxy Materials, and Voting Your Shares,” later in this Proxy Statement.

Items of Business:	The following matters will be presented to our shareholders:

1. the election of 16 directors for terms ending at the 2026 annual meeting of shareholders;

2. an advisory vote (non-binding) on the compensation paid to our Named Executive Officers;

3. the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2025; and

4. any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Record Date:	You may vote at the meeting or any adjournment or postponement of the meeting only if you were a shareholder of record of UMB common stock at the close of business on February 28, 2025.

Voting:

It is important that your shares be represented at the meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend virtually. Please submit your proxy through the internet or by telephone, or please complete, sign, date, and return your proxy card in the provided envelope. You may revoke your proxy and vote your shares at the virtual meeting according to the procedures described in the attached Proxy Statement.

The date of this notice is March 14, 2025. The attached Proxy Statement and the related form of proxy are first being sent, given, or made available to shareholders on or about March 14, 2025.

By Order of the Board of Directors,

Megan L. Mercer Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on April 29, 2025:

The Proxy Statement and the Annual Report on Form 10-K are available at www.edocumentview.com/umbf

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the related form of proxy are first being sent, given, or made available by UMB Financial Corporation (“we” or “UMB” or the “Company”) on or about March 14, 2025, to the shareholders of record of our common stock (“shareholders”), par value of one dollar ($1.00) per share (“UMB common stock”), at the close of business on February 28, 2025 (the “record date”), in connection with our 2025 virtual annual meeting of shareholders and any adjournment or postponement of the meeting (the “Annual Meeting”).

The Annual Meeting will be held at 9:00 a.m. CDT on April 29, 2025, for the purposes described in this Proxy Statement. The Annual Meeting is held in a virtual format only; shareholders will not be able to attend the meeting in person.

The following matters will be presented to our shareholders:

1.	the election of 16 directors for terms ending at the 2026 annual meeting of shareholders;

2.	an advisory vote (non-binding) on the compensation paid to our Named Executive Officers;

3.	the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2025; and

4.	any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Attendance at the Annual Meeting will be limited to shareholders of record or their proxies, beneficial owners, and our guests.

Proxies are being solicited to afford all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING, THESE PROXY MATERIALS, AND VOTING YOUR SHARES

Why did I receive these proxy materials?

You received our Proxy Statement and Annual Report on Form 10-K (collectively, “Annual Report”), or notice of internet availability of the foregoing, as applicable, because UMB’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that we are required to provide you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your shares.

What is a proxy?

A proxy is your grant of authority to another person to vote your shares. The person granted this authority is also called a proxy. When you designate a proxy, you may direct the proxy how to vote your shares.

Why are you holding a virtual meeting instead of a physical meeting?

We are pleased to be able to host the 2025 Annual Meeting of the Shareholders virtually providing expanded access, improved communication and cost savings for the Company and our shareholders. Hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting as they may participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is supported across multiple browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. For clarity, Internet Explorer is not a supported browser. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, please call 1-888-724-2416 or International +1 781-575-2748.

Who may vote at the Annual Meeting?

Shareholders of record of UMB common stock at the close of business on the record date may vote at the Annual Meeting. As of the record date, 72,655,215 shares of UMB common stock were issued and outstanding and, therefore, eligible to be voted at the Annual Meeting. Each share of UMB common stock is entitled to one vote.

Who is a shareholder of record or a beneficial owner?

“Shareholders of record” or “record holders” have shares of UMB common stock registered in their names, either in book entry or certificate form, with our transfer agent, Computershare Trust Company. “Beneficial owners,” in contrast, own shares of UMB common stock that are held in “street name” through a broker, bank, or other nominee.

Beneficial owners generally cannot vote their shares directly and must instead instruct their brokers, banks, or other nominees how to vote the shares. If you are a beneficial owner of UMB common stock, your proxy is being solicited through your broker, bank, or other nominee.

How can I attend the Annual Meeting with the ability to ask a question or vote?

The Annual Meeting will be a completely virtual meeting which will be conducted exclusively by webcast. No physical meeting will be held. Shareholders of record and beneficial owners may participate in the meeting, including by asking questions or voting; however, the process for each is different, as described below. For clarity, guests may attend but will not be able to ask questions or otherwise participate in the Annual Meeting.

Attendance for Shareholders of Record

As a shareholder of record, you will be able to attend the Annual Meeting online, ask questions and vote by visiting www.meetnow.global/M9HAD9F and following the instructions on your notice of the Annual Meeting (“Notice”), proxy card, or on the instructions that accompanied your proxy materials.

Attendance for Beneficial Owners

If you are a beneficial owner and want to attend the Annual Meeting online by webcast (with the ability to ask a question or vote, if you choose to do so) there are two options:

1)	Option #1: Register in advance of the Annual Meeting

Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your UMB common stock holdings, along with your name and email address, to Computershare.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:	Computershare UMB Financial Corporation Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Due to the possibility of delays in mail delivery, you are encouraged to submit mail requests for registration sufficiently in advance of the deadline.

2)	Option #2: Register at the Annual Meeting

For the 2025 proxy season, we will use an industry solution to allow beneficial owners to register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only and there is no guarantee that this option will be available for every type of beneficial owner control number. The inability to provide the option to any or all beneficial owners shall in no way impact the validity of the Annual Meeting. Beneficial owners should choose the “Register in Advance” option / Option #1, above, if they prefer to use the traditional, paper-based option or if they wish to ensure full participation.

Regardless of your choice, all beneficial owners are encouraged to visit www.meetnow.global/M9HAD9F in advance of the meeting for more information on the available options and registration instructions. The online meeting will begin promptly at 9:00 a.m., CDT. We encourage you to access the meeting prior to the start time, leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Do I need to register to attend the Annual Meeting virtually?

Registration is only required if you are a beneficial owner and intend to ask questions and/or vote your shares at the Annual Meeting.

What are my voting rights?

You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposals #1, #2, and #3.

Cumulative voting will apply in connection with Proposal #1—election of directors. See “What vote is required for each proposal?” later in this section. Cumulative voting will not apply in connection with any other proposal at the Annual Meeting.

If you are a beneficial owner of shares, and you do not provide instruction to your broker, bank, or other nominee, your broker, bank or other nominee is not permitted to vote your shares on certain proposals. See “What vote is required for each proposal?” later in this section.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

• Proposal #1:	“FOR” the election of each of the 16 nominees to our Board;

• Proposal #2:	“FOR” the approval, on an advisory basis, of the compensation paid to our Named Executive Officers; and

• Proposal #3:	“FOR” the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2025.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares of common stock entitled to vote at the meeting are represented in person, via electronic means (as applicable) or by proxy. Abstentions and broker non-votes will be counted as present for determining whether the quorum requirement has been met.

What vote is required for each proposal?

• Proposal #1:	Majority voting will apply—that is, each of the 16 nominees requires an affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting to be elected.

Cumulative voting will also apply – that is, each shareholder will have a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the shareholder may cast all of those votes for a single nominee or may distribute whole (though not fractional) votes among more than one nominee in any proportion desired. If you want to utilize cumulative voting, please notify our transfer agent, Computershare Trust Company, at legalproxy@computershare.com no later than 5:00 p.m., Eastern Time, on April 23, 2025.

Voting “ABSTAIN” for one or more of the nominees will have no effect on the election of directors.

If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you and any such failure to vote will have no effect on the outcome.

• Proposal #2:

Majority voting will apply—that is, the approval, on an advisory basis, of the compensation paid to our Named Executive Officers will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you and any such failure to vote will have no effect on the outcome.

• Proposal #3

Majority voting will apply—that is, ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2025 will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee can exercise discretion in voting your shares on this matter if no instruction is received from you.

How do I vote my shares?

We strongly encourage all shareholders to submit their votes in advance of the Annual Meeting.

• Record Holders:

You may vote your shares (1) through the internet, (2) by telephone, (3) by completing, signing, dating, and returning your proxy card in the provided envelope, or (4) virtually during the Annual Meeting, utilizing the methodology previously described in the General Information and preceding Question and Answer sections of this Proxy Statement. Other proxy materials that you receive together with this Proxy Statement contain the website address and the telephone number for internet or telephone voting. Completed, signed, and dated proxy cards must be received prior to the Annual Meeting in order to be counted. If you desire to vote at the Annual Meeting, you may do so by logging into www.meetnow.global/M9HAD9F and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.

• Beneficial Owners:

You may not vote your shares directly but instead may instruct your broker, bank, or other nominee how to vote your shares. You should receive materials from your broker, bank, or other nominee with directions on how to provide voting instructions. Those materials also will identify the time by which your broker, bank, or other nominee must receive your voting instructions. The availability of internet or telephone voting will depend on the processes adopted by your broker, bank, or other nominee. If you want to vote your shares virtually at the Annual Meeting, you must first register to attend the Annual Meeting. To do this and enable virtual voting, you please follow the instructions outlined in the options on page 3, above.

• UMB Plans:

Holders of shares through the UMB Profit-Sharing and 401(k) Savings Plan (the “Profit-Sharing Plan”) or the UMB Employee Stock Ownership Plan (the “ESOP”) may not vote your shares directly but instead may instruct the trustee for the Profit-Sharing Plan or the ESOP how to vote your shares. Each holder who is a current employee of UMB and who has a valid UMB e-mail address will receive an e-mail from our transfer agent, Computershare Trust Company, describing how to access our proxy materials and how to provide voting instructions to the trustee. Each holder who is not a current employee of UMB or who does not have a valid e-mail address on file will receive our proxy materials in the mail and will be able to provide voting instructions to the trustee by internet, telephone or mail. In all cases, however, voting instructions must be received by the trustee by 1:00 p.m. CDT on April 24, 2025.

If I am a record holder, what happens if I submit a valid proxy prior to the Annual Meeting but do not provide voting instructions?

If you as a record holder submit a valid proxy prior to the Annual Meeting but do not provide voting instructions, your shares will be voted according to the recommendations of the Board. See “How does the Board recommend that I vote?” earlier in this section.

If I am a beneficial owner, will my broker, bank, or other nominee vote for me if I do not provide voting instructions?

If you are a beneficial owner and do not provide voting instructions, your broker, bank, or other nominee has discretionary authority to vote your shares on Proposal #3—ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2025. Your broker, bank, or other nominee, however, does not have discretionary authority to vote your shares on Proposals #1 or #2.

If I hold shares through the Profit-Sharing Plan or the ESOP, will the trustee vote for me if I do not provide voting instructions?

If you hold shares through the Profit-Sharing Plan or the ESOP and do not provide voting instructions, the trustee will vote your shares in the same proportion that the other shares in the Profit-Sharing Plan or ESOP are voted.

In the event of a contested election, what happens if I vote (or grant authority to vote) for more, or fewer, director nominees than there are open director seats?

Shares may not be voted for a greater number of persons than the number of nominees set forth in Proposal #1. If you vote (or grant authority to vote) for fewer director nominees than there are open seats, then your votes will be considered “cast” for the director nominees for whom you voted, and with respect to the remaining director nominees, your shares will be voted as previously set forth in the sections addressing how shares will be voted when no instructions have been received.

What happens to votes for shareholder nominees if a shareholder intends to solicit proxies under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and then fails to comply with the applicable requirements?

The Company shall disregard any votes and proxies granted in favor of shareholder nominees, if any, if the shareholder fails to comply with the applicable portions of the Company’s Bylaws, Rule 14a-19, or otherwise abandons its solicitation. The Company did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.

Can other matters be decided at the Annual Meeting?

When this Proxy Statement was printed, we did not know of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matter may be properly considered at the Annual Meeting, your proxy can exercise discretion in voting your shares on the matter. We do not anticipate that any other matter will be presented at the Annual Meeting.

Can I revoke or change my proxy?

You may revoke or change your proxy at any time before the vote is taken at the Annual Meeting.

If you are the record holder of UMB common stock, you may revoke or change your proxy in the following ways:

•	by executing and delivering a later-dated proxy for the same shares in compliance with the requirements described in this Proxy Statement;

•	by voting the same shares again over the internet or telephone;

•	by submitting a virtual ballot at the Annual Meeting; or

•	by notifying the Secretary of your revocation of the proxy prior to the Annual Meeting.

If you are the beneficial owner of UMB common stock, you must follow the directions provided to you by your broker, bank, or other nominee. Any beneficial owner of shares who wants to revoke a proxy prior to the Annual Meeting will, as previously noted, need to register in advance with Computershare in order to do so. Due to the limitations of a virtual meeting and the nature of a beneficial ownership, you may not be able to revoke or change your proxy during the Annual Meeting without registering in advance with Computershare, as outlined in Option #1 on page 3 of this Proxy Statement.

If you hold shares through the Profit-Sharing Plan or the ESOP, you must follow the directions provided to you by the trustee.

Who pays the costs of preparing the proxy materials and soliciting proxies?

We will pay the costs of preparing the proxy materials and soliciting proxies on behalf of the Company and its nominees, including the reasonable charges and expenses of brokers, banks, and other nominees for forwarding proxy materials to beneficial owners and updating proxy cards and directions. We also have engaged Okapi Partners LLC to assist in the solicitation of proxies for a fee of $12,000 plus disbursements.

In addition to our solicitation of proxies by mail, your proxy may be solicited by telephone, facsimile, internet, or e-mail or in person by directors, officers, or regular employees of UMB or its affiliates who will receive no additional compensation for doing so.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially owned (as defined in Rule 13d-3 of the Exchange Act) more than 5% of UMB common stock at the close of business on February 28, 2025:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of UMB Common Stock	Percent of Class

J. Mariner Kemper	3,758,981(1)	5.17%
1010 Grand Boulevard
Kansas City, Missouri 64106

Blackrock, Inc.	7,886,881(2)	10.86%
50 Hudson Yards
New York, New York 10001

The Vanguard Group	6,088,926(3)	8.38%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

State Street Corporation	3,862,696(4)	5.32%
1 Congress Street, Ste. 1
Boston, MA 02114

(1)	The total common stock ownership reported for J. Mariner Kemper is comprised of the following:

(a)	250,497 shares are owned directly.

(b)	2,309 shares are owned through the ESOP.

(c)

290,397 shares are owned by Kemper Realty Company, and 395,989 shares are owned by Pioneer Service Corporation. Each of the foregoing are entities through which voting and investment decisions may be controlled, directly or indirectly, by Mr. Kemper.

(d)	2,817,789 shares are held by UMB Bank, nab as either sole trustee or co-trustee. In each case, Mr. Kemper has or shares voting power. Of these shares:

(i)	1,552,304 shares are owned by the R. Crosby Kemper Jr. Marital Trust, but sole voting and dispositive authority is held by Mr. Kemper.

(ii)

21,460 shares are owned by a trust under the will of Rufus Crosby Kemper, 23,243 shares are owned by the Sheila K. Dietrich Irrevocable Trust, and 64,362 shares are owned by the Enid and Crosby Kemper Foundation. In each case, UMB Bank, n.a. as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, Alexander C. Kemper, and Heather Miller, or any two of them.

(iii)

298,193 shares are owned by the R.C. Kemper Charitable Trust and Foundation, but sole voting and dispositive authority is held by the co-trustees: Mr. Kemper, Thomas J. Wood III, and Sheila Kemper Dietrich.

(iv)

605,250 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation, but sole voting and dispositive authority is held by the majority of the individual co-trustees: Mr. Kemper, Mary S. Kemper, and Mary Kemper Wolf.

(v)

58,566 shares are owned by the R. Crosby Kemper Irrevocable Dynasty Trust, but sole voting and dispositive authority is held by the majority of Mr. Kemper, R. Crosby Kemper III, Sheila Kemper Dietrich, Alexander C. Kemper, Heather Miller, and Mary Kemper Wolf.

(vi)

134,431 shares are owned by the Bebe and Crosby Kemper Foundation for the Arts. UMB Bank, n.a. as corporate trustee has sole voting and dispositive authority but may act only on the direction of a majority of Mr. Kemper, Mary Kemper Wolf, Heather Miller and Sheila Kemper Dietrich.

(vii)	12,558 shares are owned by the Mary S. Hunt Trust. Mr. Kemper and UMB Bank, n.a. are co-trustees, but Mr. Kemper has sole voting and dispositive authority over the shares.

(viii)	47,422 shares are owned by the William T. Kemper Charitable Trust. UMB Bank, n.a. and Mr. Kemper are co-trustees, but Mr. Kemper has full voting and dispositive authority over the shares.

(e)

1,000 shares are owned by Mr. Kemper’s son, and 1,000 shares are owned by Mr. Kemper’s daughter, and are managed in custodial accounts in their names. Mr. Kemper is the custodian of these accounts and retains voting and dispositional power over these shares.

(2)

This is according to information provided to UMB in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 23, 2024 and in a Schedule 13G/A filed with respect to Heartland Financial USA Inc (“HTLF”) filed by Blackrock, Inc. with the SEC on June 7, 2024. According to the Schedule 13G/A filed with respect to UMB, Blackrock, Inc. has sole voting power over 5,839,232 shares of UMB common stock and sole dispositive power over 5,975,948 shares of UMB common stock. According to the Schedule 13G/A filed with respect to HTLF, Blackrock, Inc. has sole voting power over approximately 1,846,939 shares of UMB common stock and sole dispositive power over approximately 1,910,933 shares of UMB common stock post-acquisition. The aggregate number of shares of UMB common stock beneficially owned was calculated to be 7,886,881 shares of UMB common stock. These numbers may be overstated to the extent of partial shares that were forfeited for cash, which occurred in connection with the acquisition of HTLF by UMB on January 31, 2025, and the subsequent conversion of shares of HTLF common stock for shares of UMB common stock at the exchange ratio.

(3)

This is according to information provided to UMB in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 and in a Schedule 13G/A filed with respect to HTLF filed by The Vanguard Group with the SEC on February 13, 2024. According to the Schedule 13G/A filed with respect to UMB, The Vanguard Group has shared voting power over 39,514 shares of UMB common stock, sole dispositive power over 4,224,121 shares of UMB common stock, and shared dispositive power over 86,686 shares of UMB common stock. According to the Schedule 13G/A filed with respect to HTLF, The Vanguard Group has shared voting power over approximately 23,579 shares of UMB common stock, sole dispositive power over approximately 1,729,768 shares of UMB common stock, and shared dispositive power over approximately 48,351 shares of UMB common stock post-acquisition. The aggregate number of shares of UMB common stock beneficially owned was calculated to be 6,088,926 shares of UMB common stock. These numbers may be overstated to the extent of partial shares that were forfeited for cash, which occurred in connection with the acquisition of HTLF by UMB on January 31, 2025, and the subsequent conversion of shares of HTLF common stock for shares of UMB common stock at the exchange ratio.

(4)

This is according to information provided to UMB in a Schedule 13G/A filed by State Street Corporation with the SEC on January 24, 2024. According to the Schedule 13G, State Street Corporation has shared voting power over 295,883 shares of UMB common stock and shared dispositive power over 2,968,567 shares of UMB common stock. The aggregate number of shares of UMB common stock beneficially owned was reported at 2,968,567. Additionally, according to information in a Form 13F filed by State Street Corporation with the SEC on February 14, 2025, State Street Corporation had sole voting power over 149,910 shares of UMB common stock and shared voting power over 220 shares of UMB common stock. According to the same 13F, representing common ownership in common stock of UMB and HTLF, which have been aggregated for purpose of this disclosure, State Street Corporation beneficently owned 3,862,696 shares of UMB common stock. These numbers may be overstated to the extent of partial shares that were forfeited for cash, which occurred in connection with the acquisition of HTLF by UMB on January 31, 2025, and the subsequent conversion of shares of HTLF common stock for shares of UMB common stock at the exchange ratio.

Stock Owned by Directors, Nominees, and Executive Officers

This table sets forth the number of shares of UMB common stock that were beneficially owned (as defined in Rule 13d-3 of the Exchange Act) at the close of business on February 28, 2025 by a director, a nominee, or a Named Executive Officer (as defined in “Compensation Discussion and Analysis—Overview” later in this Proxy Statement). It also includes the number of shares of common stock that were beneficially owned at the close of business on February 28, 2025 by all directors and Executive Officers (as defined in “Section 16(a) Compliance” later in this section) as a group. The individuals designated as our Executive Officers are also our executive officers as defined in Rule 3b-7 of the Exchange Act.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class

Robin C. Beery	7,357	*

Janine A. Davidson	4,040	*

Kevin C. Gallagher	21,494	*

Greg M. Graves	37,033	*

Bradley J. Henderson	919	*

Jennifer K. Hopkins	5,914	*

Shannon A. Johnson	21,681	*

J. Mariner Kemper	3,758,981	5.17%

Gordon E. Lansford III	7,821	*

Margaret Lazo	3,660	*

Susan G. Murphy	11,110	*

Timothy R. Murphy	26,674	*

Tamara M. Peterman	8,321	*

James D. Rine	35,979	*

Kris A. Robbins	6,799	*

John K. Schmidt	56,915	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class

Ram Shankar	19,250	*

L. Joshua Sosland	14,268	*

Thomas S. Terry	31,348	*

Leroy J. Williams, Jr.	6,794	*

All Directors and Executive Officers as a Group (28 persons)	3,962,039	5.45%

*	Less than 1% of the outstanding shares of common stock.

(1)

These numbers include (a) shares owned directly by the individuals or members of their immediate families who share the same household, (b) shares owned in trust, (c) shares otherwise held through indirect forms of ownership and over which the individuals exercise sole or shared voting or investment power, and (d) shares that are subject to outstanding options exercisable within 60 days. The following Named Executive Officers have options that are exercisable within 60 days for the number of shares of UMB common stock shown: Shannon A. Johnson—1,712 shares. Other Executive Officers (excluding the Named Executive Officers) collectively hold options, exercisable within 60 days, to acquire 2,731 shares of UMB common stock.

Section 16(a) Compliance

Section 16(a) of the Exchange Act requires each officer (as defined in Section 16(a) and Rule 16a-1 of the Exchange Act, an “Executive Officer”), each director on our Board, and any person who beneficially owns more than 10% of UMB common stock (collectively, the “reporting persons”) to file with the SEC reports of ownership and changes in ownership of UMB common stock. Based solely on a review of the Section 16(a) reports filed with the SEC and written representations from reporting persons that no Forms 5 were required to be filed, UMB believes that each person who was a reporting person during 2024 timely filed the reports required by Section 16(a) of the Exchange Act during 2024.

Information about our Executive Officers is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

CORPORATE GOVERNANCE

Overview

UMB is committed to robust corporate governance principles and practices that provide our Board with the appropriate framework to engage in the ongoing oversight of Company activities. Our Board believes that robust, dynamic corporate governance practices are the foundation of a well-functioning board and are vital to preserving the confidence and trust of our shareholders, customers, associates, regulators, and the general public.

Information About Our Corporate Governance and Guidelines

The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to formalize our corporate governance practices and assist the Board in exercising its responsibilities to UMB and our shareholders. These Governance Guidelines serve as a flexible framework within which the Board may conduct business. The Board regularly reviews and updates the Governance Guidelines as changes occur in our corporate strategy, in the regulatory environment, or in response to suggestions from shareholders or other third parties.

The Board has also adopted a Code of Ethics (the “Code of Ethics”) that applies to all directors, advisory directors, and associates of UMB, including the Chief Executive Officer, President, the Chief Financial Officer, and the Chief Accounting Officer. UMB believes that integrity is paramount. While all business is based to some degree on trust, our business has trust as a core principle. Being honest and fair to our customers, shareholders, and associates is not just a value but a moral imperative. The Code of Ethics reflects our commitment to these principles. The Board did not approve any waivers to the Code of Ethics in 2024. If a waiver of the Code of Ethics is approved, we will post it on our website.

We invite you to visit our “Investor Relations” section of our website at investorrelations.umb.com. You can find our Governance Guidelines, Code of Ethics, the charters of our four standing committees, and our Human Rights Statement by selecting “Governance Documents” under the heading “Governance.” You may also request a copy of any of these documents free of charge by sending a written request to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

Our Board of Directors

Overview

The Corporate Governance and Nominating Committee (“Governance Committee”) annually assesses the composition and size of our Board. In assessing the size of the Board, the Governance Committee and the Board consider the need for particular talents or other qualities, the benefits associated with a variety of perspectives, experiences and backgrounds, the availability of qualified candidates, the workloads and needs of Committees, and other relevant factors. Our Board currently has 16 members and as allowed by our Bylaws, the Board has set the number of directors as of the Annual Meeting at 16. All seats on the Board are up for election annually.

Of the 16 current directors, 15 have been determined by the Board to be independent under SEC and NASDAQ rules (each “independent” and an “independent director”). All the current directors are nominees for election at the Annual Meeting.

The primary responsibility of the directors is to exercise their business judgment to oversee the diverse array of businesses and affairs of UMB. Specific responsibilities of the Board include:

•	selecting and evaluating the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning;

•	reviewing, approving, and overseeing management on the business strategies of UMB, significant corporate actions, and major transactions;

•	understanding, reviewing, and monitoring the implementation of strategic plans and budgets;

•	reviewing assessments of, and overseeing management with respect to, significant risks and issues facing UMB; and

•

confirming the establishment of, and monitoring compliance with, processes designed to ensure the integrity of UMB’s actions, including in connection with (1) financial statements and financial reporting, (2) relationships with customers, suppliers, and other constituencies, and (3) compliance with applicable law and the Code of Ethics.

The Board’s Leadership Structure

J. Mariner Kemper serves both as the Chairman of the Board and the Chief Executive Officer of the Company. The Board, in consultation with the Governance Committee, regularly evaluates whether an independent Chair would be in the best interests of UMB and its shareholders. Among the factors considered by the Board are the qualifications and performance of any non-independent Chair, the percentage of independent directors on the Board, the degree of independent oversight exercised by the Board, the soundness of UMB’s corporate governance structure and policies, and the performance of UMB. Based on this evaluation, the Board has determined that the best interests of UMB and its shareholders are currently served by Mr. Kemper retaining the positions of Chairman of the Board and Chief Executive Officer. Further, the Board believes its approach to risk oversight, as more fully discussed in The Board’s Role in Risk Oversight section, helps ensures that the Board is able to effectively perform its risk oversight responsibilities under various leadership structures.

UMB maintains strong independent and effective oversight of the Board through our lead independent director (the “Lead Director”). The Lead Director is elected annually by the independent directors upon recommendation from the Governance Committee. Greg M. Graves, our current lead director, has served in that capacity for almost eight (8) years. He also serves as the Chair of the Governance Committee. The Lead Director’s duties include:

•	presiding at meetings of the Board when the Chair is not present;

•	convening and presiding over periodic meetings of the independent directors (at which only independent directors are present);

•	consulting on agendas for meetings of the Board and information to be sent to the Board;

•	approving schedules of meetings of the Board so as to ensure that sufficient time is afforded to discuss all agenda items;

•	serving as a liaison between the independent directors and the Chair;

•

holding periodic meetings with the Chair and Chief Executive Officer to discuss matters of importance to the independent directors, acting as the informal spokesperson for the independent directors, and helping to facilitate the Board’s oversight of management;

•	serving as an advocate for the interests of UMB’s shareholders; and

•	coordinating the activities of the other independent directors and performing such other duties and responsibilities as a majority of the independent directors may specify from time to time.

Independent Directors

The Board has determined that the following directors are independent directors:

Robin C. Beery	Jennifer K. Hopkins	Tamara M. Peterman
Janine A. Davidson	Gordon E. Lansford III	Kris A. Robbins
Kevin C. Gallaher	Margaret Lazo	John K. Schmidt
Greg M. Graves	Susan G. Murphy	L. Joshua Sosland
Bradley J. Henderson	Timothy R. Murphy	Leroy J. Williams, Jr.

These independent directors comprise more than three-quarters of the Board. J. Mariner Kemper has been found not to be independent due to his employment by UMB and his familial relationship to a former UMB Director, Alexander C. Kemper, who resigned effective August 18, 2023.

In evaluating the independence of each director, the Board has reviewed and deliberated on transactions, relationships, and arrangements between each director or any related person or interest and UMB or any of its subsidiaries. In particular, the Board considered that the independent directors or related persons or interests have varying degrees of banking relationships with UMB or its subsidiaries, such as deposit accounts, extensions of credit, trust services, or investment services. All of these transactions, relationships, and arrangements, in the judgment of the Board, were made on terms and under circumstances at least as favorable to UMB or its subsidiaries as those that were prevailing at the time for comparable transactions, relationships, or arrangements with unrelated persons or interests or those that would have applied to unrelated persons or interests. The Board also concluded that none of these banking transactions, relationships, or arrangements require disclosure under SEC rules. See “Transactions with Related Persons” later in this section. The Board determined as well that no independent director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

UMB has four standing committees that are comprised only of independent directors (the “Committees”): the Compensation Committee, the Corporate Audit Committee (“Audit Committee”), the Governance Committee, and the Risk Committee. The charter for each of these Committees may be found on the “Investor Relations” section of our website at investorrelations.umb.com by then selecting “Governance Documents” under the heading “Governance.”

Compensation Committee

The Compensation Committee is currently comprised of Robin C. Beery (Chair), Janine A. Davidson, Gordon E. Lansford III, Margaret Lazo, Timothy R. Murphy and Leroy J. Williams, Jr. With the exception of Ms. Lazo, who joined the Compensation Committee in January 2025, each of these directors served on the Compensation Committee throughout all of 2024.

The Board has determined that all of the current members are qualified to serve on the Compensation Committee under applicable rules of the SEC, NASDAQ, or the Department of the Treasury (including the independence, non-employee-director, and outside-director requirements for compensation-committee members).

Among the Compensation Committee’s primary functions are the following:

•	assisting the Board in fulfilling its responsibilities to oversee compensation programs, including long- and short-term incentive compensation plans, for the Executive Officers of UMB;

•

overseeing UMB’s management in its preparation of the disclosures and other information relating to executive compensation matters that are required by applicable law to be contained in UMB’s proxy statement;

•	recommending to the Board the compensation of non-employee directors of UMB;

•

establishing and administering the principal components of compensation (including salary, bonuses, incentive programs, and retention awards) for the Chief Executive Officer, the Chief Financial Officer, and other designated Executive Officers of UMB;

•	approving and overseeing UMB’s succession planning for certain key personnel;

•	administering or overseeing the administration of UMB’s equity-based compensation plans, including grants of equity-based compensation; and

•	reviewing stock ownership guidelines for directors and Executive Officers, and recommending, from time to time, changes in the guidelines to the Board.

The Compensation Committee also (1) reviews and makes recommendations in connection with matters involving say-on-pay and say-when-on-pay votes by UMB’s shareholders and (2) reviews and approves or ratifies related person transactions involving compensation.

A narrative description of the processes for considering and determining executive and director compensation, including (a) the Compensation Committee’s authority and the extent to which that authority may be delegated and (b) the roles of UMB’s Executive Officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, can be found in “Compensation Discussion and Analysis” and “Corporate Governance—2024 Director Compensation” later in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2024, no UMB Executive Officer served as a member of the board of directors or the compensation committee of any entity with one or more Executive Officers serving on our Board or Compensation Committee, nor has any such relationship existed in the past. No director who served on the Compensation Committee during 2024 is or was formerly an officer or employee of UMB.

Audit Committee

The Audit Committee is currently comprised of Gordon E. Lansford III (Chair), Kevin C. Gallagher, Bradley J. Henderson, Jennifer K. Hopkins, Susan G. Murphy, Timothy R. Murphy and Kris A. Robbins. With the exception of Mses. Hopkins and Murphy and Mr. Henderson, who joined the Audit Committee in January 2025, each of these directors served on the Audit Committee throughout all of 2024. The Board has determined that all of the members are qualified to serve on the Audit Committee under applicable rules of the SEC or NASDAQ (including the heightened independence requirements for audit committee members) and that Mr. Lansford, Ms. Murphy and Mr. Robbins are audit committee financial experts and financially sophisticated under those applicable rules.

Our Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. In particular, the Audit Committee’s role includes assisting the Board in overseeing:

•	the integrity of UMB’s financial statements and related reporting processes;

•	the qualifications, independence, and performance of UMB’s independent registered public accounting firm;

•	the performance of UMB’s internal audit function;

•	implementation of new accounting standards;

•	resolutions of internal control issues, if identified;

•	use of non-GAAP measures; and

•	UMB’s compliance with regulatory and other legal requirements.

The Audit Committee has sole authority over the appointment and replacement of UMB’s independent registered public accounting firms and is directly responsible for the compensation and oversight of UMB’s independent auditors. The Audit Committee also approves the risk-assessment methodology, risk assessment, and annual audit plan of the internal audit function and all decisions on the appointment, removal, and compensation of UMB’s Chief Audit Executive. In addition, the Audit Committee (1) reviews and approves or ratifies related person transactions (other than those involving compensation that are reviewed and addressed by the Compensation Committee), (2) reviews the summary of any complaint reporting a violation of the Code of Ethics, applicable law, or relevant UMB policies and monitors any authorized internal investigation of such a complaint, (3) establishes procedures for the receipt, retention, and treatment of any complaint about accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by UMB’s associates of any concern about questionable accounting or auditing matters, and (4) oversees certain indemnification and related advancement of expenses decision processes for directors, officers and employees.

Governance Committee

The Governance Committee is currently comprised of Greg M. Graves (Chair), Janine A. Davidson, Tamara M. Peterman, John K. Schmidt and L. Joshua Sosland. With the exception of Mr. Schmidt, who joined the Governance Committee in January 2025, each of these directors served on the Governance Committee throughout all of 2024.

Among the Governance Committee’s primary functions are the following:

•	making recommendations about the size, organization, and composition of the Board as well as its committee structure and make-up;

•	identifying and evaluating candidates to become or remain members of the Board;

•	recommending director nominees for each Committee (including the Chair of each Committee);

•	leading the Board in its periodic reviews of its and each Committee’s performance;

•	assisting the Board in attracting and electing qualified and experienced independent directors;

•	reviewing and recommending changes to the Governance Guidelines for approval by the Board;

•	monitoring the effectiveness of the Board;

•	evaluating and making recommendations to the Board about corporate governance policies and practices;

•	reviewing the Company’s environmental, social and governance practices and overseeing the activities of the Environmental Social and Governance Committee;

•	overseeing the Company’s shareholder engagement activities; and

•	providing consultation or assistance to the Board on other corporate governance matters that may be referred by the Board from time to time.

The Governance Committee has incorporated its policies on the nomination process for directors into the Governance Guidelines. See “Proposal #1—Election of Directors” later in this Proxy Statement.

Risk Committee

The Risk Committee is comprised of Kris A. Robbins (Chair), Robin C. Beery, Kevin C. Gallagher, Bradley J. Henderson, Jennifer K. Hopkins, Margaret Lazo, Susan Murphy, Tamara M. Peterman, L. Joshua Sosland, and Leroy J. Williams, Jr. With the exception of Mses. Hopkins, Lazo, and Murphy and Mr. Henderson, who joined the Risk Committee in January 2025, each of these directors served on the Risk Committee throughout all of 2024.

Among the Risk Committee’s primary functions are the following:

•

approving and periodically reviewing the Enterprise Risk Management Policy, including statements of risk appetite, and adapting the Enterprise Risk Management Policy when and as appropriate to changes in UMB’s structure, risk profile, complexity, activities, or size;

•	overseeing the operation of UMB’s global risk management framework commensurate with UMB’s structure, risk profile, complexity, activities, and size;

•	overseeing UMB’s global risk management framework including:

¡	appropriate policies and procedures establishing risk management governance, risk-management procedures, and risk-control infrastructure for UMB’s global operations,

¡

appropriate processes and systems, such as strategic risk assessments and key risk indicators, for identifying and reporting risks and risk management deficiencies (including in connection with emerging risks) and for ensuring effective and timely implementation of actions to address emerging risks and risk management deficiencies for UMB’s global operations,

¡	appropriate processes and systems for establishing managerial and employee responsibility for risk management,

¡	appropriate processes and systems for ensuring the independence of the risk management function,

¡	appropriate processes and systems for integrating risk management and associated controls with management goals and UMB’s compensation structure for its global operations,

¡	appropriate processes and systems for conducting internal loan reviews according to annual or other periodically established plans, and

¡

appropriate processes and systems for otherwise implementing and monitoring compliance with UMB’s policies and procedures establishing risk management governance, risk management procedures, and risk-control infrastructure for its global operations;

•

receiving and reviewing reports from the Chief Risk Officer, the officer in charge of the internal loan review function, the Asset and Liability Committee, the Credit Committee, and the Enterprise Risk Committee;

•	receiving and reviewing examination reports and other communications from regulatory agencies that supervise or otherwise exercise authority over UMB or any of its subsidiaries; and

•	overseeing the allocation of appropriate resources for UMB’s global risk management framework.

The Board’s Role in Risk Oversight

Among the Board’s specific responsibilities is oversight of the risk-management policies of UMB’s global operations and the operation of UMB’s global risk management framework.

The Risk Committee is charged with approving and periodically reviewing the risk management policies of UMB’s global operations, including statements of risk appetite, and adapting the Enterprise Risk Management Policy when and as appropriate to changes in our structure, risk profile, complexity, activities, or size.

The Board also has created three committees comprised of senior officers of UMB or its subsidiaries to support the Risk Committee in developing and overseeing the operation of the Enterprise Risk Management Policy:

•

the Asset and Liability Committee, which assists in the oversight of (1) the assets and liabilities of UMB and UMB Bank, n.a. (the “Bank”), (2) the liquidity, interest-rate, market, or similar risk-management practices of UMB and the Bank, and (3) the capital positions of UMB and the Bank;

•	the Credit Committee, which assists in the oversight of the credit, counterparty, or similar risk-management practices of UMB and the Bank; and

•	the Enterprise Risk Committee, which assists in the oversight of the strategic, operational, reputational, compliance, or similar risk-management practices of UMB and the Bank.

In addition, the Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial reporting, and internal control functions of UMB and its subsidiaries. The Compensation Committee likewise assists the Board in ensuring that UMB’s compensation programs incent balanced risk-taking within established appetites, tolerances, and limits and promote the sustained operating and financial performance of UMB.

UMB maintains as well, under the leadership of its Chief Risk Officer, a robust enterprise risk management program designed to identify, quantify, monitor, report, and manage risks that we face. The Chief Risk Officer supplies the Board, directly or through the Risk Committee, with regular reports on the operation of this program, the evolving risks to our businesses, and the controls and other mitigants utilized to manage those risks. The Board, in turn, considers these reports, as well as other information from management or third parties, in reviewing and approving our strategic direction and otherwise overseeing and directing our business and affairs.

Related Governance Matters

Corporate Citizenship

At UMB, we endeavor to be a good corporate citizen, focusing on prudent business practices, efficient and sustainable resource use, transparent governance, and a culture of respect and inclusion. We care about our associates, our communities and the environment, and because we care, we are passionate about delivering on pursuing our goals and objectives and meeting the ever-evolving needs of the world around us with thoughtful consideration and open minds. We closely analyze how we do business through, among other things, the lens of environmental, social, and governance (“ESG”) considerations. We recognize that oversight of ESG matters helps to minimize risks to our shareholders, and just as importantly, it helps reinforce our core values of doing the right thing, supporting our associates and our communities, and providing the unparalleled customer experience.

The Governance Committee and the Board generally oversee our ESG goals and objectives and support implementation of the Company’s ESG priorities. As part of UMB’s commitment to corporate citizenship and ESG matters, UMB evaluates its ESG performance on a continuous basis and voluntarily publishes information relating to our ESG program and ESG matters and metrics in the Corporate Citizenship and ESG Report which can be found at www.umb.com/corporatecitizenship; provided that we do not incorporate by reference herein any information at such website.

Execution of UMB’s ESG strategy is overseen by UMB’s ESG Committee, which is not a Board committee. The ESG Committee is chaired by our Chief Administrative Officer and is comprised of senior executive officers of UMB or its subsidiaries. The ESG Committee supports the Governance Committee and the Board in establishing strategy, policies and practices, and public disclosures related to environmental, health and safety, corporate social responsibility, corporate governance and sustainability. The ESG Committee provides regular reports to the Governance Committee on ESG activities and risks.

Shareholder Engagement and Outreach

UMB engages with our shareholders and other stakeholders throughout the year to help the Board and management gather feedback on a variety of topics. On a routine basis, our investor relations team meets with investors, potential investors and analysts with discussion often centering around performance, outlook for our markets, and strategic initiatives for delivering growth and shareholder value. These meetings are typically inclusive of our CEO and Chairman of the Board, our Chief Financial Officer and our Director of Investor Relations.

In 2023, UMB invited its top ten institutional shareholders (measured by ownership) and several additional shareholders with whom UMB had meaningfully engaged in the recent past, to participate in discussions geared specifically towards governance and other corporate responsibility matters. The shareholders invited represent more than half of the Company’s issued and outstanding shares. Topics of conversation included Board composition, disclosures and corporate responsibility, among others.

Although UMB intended to expand this practice in 2024, due to the acquisition of Heartland Financial USA, Inc. (“HTLF”), it decided to pause to allow the organizations to combine and focus on a future state framework, which will be relevant in shareholder engagement discussions going forward. UMB expects to continue its shareholder engagement activities in 2025.

Succession Planning

Our governance framework prioritizes senior leadership succession planning as an important element in facilitating business continuity and long-term, sustainable business practices. In accordance with our Corporate Governance Guidelines, the Board is responsible for the selection and regular evaluation of the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning. The Compensation Committee is responsible for overseeing the succession planning process. To that end, the Board annually reviews the succession plan for the CEO and the other Executive Officers. Among other things, succession planning identifies “readiness” level and ranking for internal candidates while caring for the potential need to hire an external candidate as succession options. The Company’s succession planning activities additionally address emergency succession planning in the event of an unforeseen and/or materially disruptive event necessitating a change in CEO and other Executive Officer roles.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings of Shareholders

Our Board met six times in 2024, and the independent directors met in executive session chaired by the Lead Director three times. In addition, during the year, the Audit Committee met five times, the Compensation Committee met four times, the Governance Committee met three times, and the Risk Committee met three times.

Each director attended at least 75% of the meetings of our Board and the Committees on which he or she served as a regular member during 2024.

We strongly encourage our directors to attend the annual meeting of shareholders in order to provide an opportunity for informal communication between directors and shareholders and to enhance the Board’s understanding of shareholder priorities and perspectives. With the exception of one director, all of our directors who were nominated to serve on the Board at the time attended the 2024 annual meeting of the shareholders, which was held virtually.

Communications with the Board of Directors

If any shareholder wishes to communicate with the Board or individual directors, the communication must be in writing, addressed to the Board or the director, and delivered to the following address: UMB Financial Corporation, c/o the Corporate Secretary and the Chair of the Corporate Governance & Nominating Committee, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Secretary will acknowledge the communication and will provide the Chair of the Board and the Chair of the Governance Committee with a copy or a summary. Any or no action may be taken in response to the communication as is judged to be necessary or appropriate and consistent with applicable law. Any director may review a log of all communications that have been received by the Secretary and addressed to the Board or individual directors and may obtain from the Secretary a copy of those communications. Any communication from a shareholder that expresses a concern about any accounting, financial reporting, or internal control matter will be promptly conveyed to the Chair of the Audit Committee and will be addressed consistent with the processes and procedures adopted by the Audit Committee.

Transactions with Related Persons

Statement of Policy and Process

We have adopted a written Statement of Policy and Process (the “Statement of Policy and Process”) that requires the Audit Committee to review and to approve or ratify any related person transaction, other than one involving compensation that is reviewed and addressed by the Compensation Committee.

A “related person transaction” under the Statement of Policy and Process is an existing or currently proposed transaction or series of similar transactions where (1) UMB or any of its subsidiaries was or will be a participant, (2) the amount involved exceeds $120,000, and (3) any related person had or will have a direct or indirect material interest. Related person transactions include any existing or currently proposed transaction or series of similar transactions for which disclosure under SEC rules is mandated. The term “related person” under SEC rules means, at the applicable time, (a) any director or Executive Officer of UMB, (b) any nominee to the Board, (c) any beneficial owner of more than 5% of UMB common stock, and (d) any immediate family member (as defined by SEC rules) of any of those directors, Executive Officers, nominees, or beneficial owners. An indirect material interest can arise from a related person’s position or relationship with a firm, corporation, or other entity that engages in a transaction with UMB.

No review, approval, or ratification, however, is required under the Statement of Policy and Process for a transaction (i) where the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier or a public utility at rates or charges fixed in conformity with law or governmental authority, (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (iv) where the interest of the related person arises solely from the ownership of UMB stock and all holders of UMB stock receive the same benefit on a pro rata basis, or (v) involving indebtedness extended by any of UMB’s banking or broker-dealer subsidiaries if the extension of credit was made in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Key personnel in businesses and operations of UMB or its subsidiaries that could possibly engage in related person transactions are responsible for monitoring and reporting to the Chief Legal Officer any existing or contemplated transaction that may be covered by the Statement of Policy and Process. The Chief Legal Officer will review this and other appropriate information, will inform the Audit Committee of any transaction that may require review, and will provide the Audit Committee with the information necessary to conduct the review. If any transaction is executed without the Audit Committee’s prior approval and the Audit Committee decides not to ratify it, UMB’s management will be directed by the Audit Committee to rescind or terminate the transaction as promptly and on as favorable of terms as feasible.

No member of the Audit Committee or the Compensation Committee participates in any review or consideration of any related person transaction involving the member, the member’s immediate family, or a related entity.

Under the Statement of Policy and Process, when considering whether to approve or ratify a related person transaction, the Audit Committee will consider (A) the terms of the transaction, (B) whether consummation of the transaction is consistent with the best interests of UMB and its shareholders, (C) the benefits likely to accrue to UMB, (D) the extent of the related person’s interest in the transaction, (E) whether the transaction presents a heightened risk of conflicts of interest, an improper valuation or the perception of such a conflict or improper valuation, (F) any impact that the transaction may have on a director’s independence, (G) the availability of comparable products or services from sources other than the related person, (H) whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances or on terms comparable to those provided to UMB’s employees generally, and (I) whether UMB is obtaining products or services of a nature, quantity, or quality or on other terms that are not readily available from alternative sources.

Transactions Since January 1, 2024

In accordance with the Statement of Policy and Process, the Audit Committee has reviewed and approved the following transactions since January 1, 2024:

•

For more than 21 years, the Bank has leased from Pioneer Service Corporation (“Pioneer”) one or more commercial billboards in the Kansas City metropolitan area and has used these billboards exclusively for the Bank’s purposes. Approximately 87% of the stock of Pioneer is collectively owned by former director Alexander C. Kemper, J. Mariner Kemper, and members of their immediate families and related entities. Each of these named individuals also serves or served as an executive officer of Pioneer. In October 2024, the Audit Committee considered and approved a three-year renewal of the lease (2025-2027), with an associated annual rental payment of $133,132. UMB made payments under the prior lease of $126,810 to Pioneer during 2024. Lease payments for 2025 are expected to be $133,132 per year.

The Audit Committee also has recognized that many of UMB’s related persons have engaged in credit or other banking transactions with one or more of UMB’s banking or broker-dealer subsidiaries in the ordinary course of each such subsidiary’s business. Each transaction was executed on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

There has been no transaction since January 1, 2024, that is required to be reported under Item 404(a) but that did not require review and approval or ratification under the Statement of Policy and Process or for which the Statement of Policy and Process was not followed.

2024 DIRECTOR COMPENSATION

For their service on the Board during 2024, non-employee directors received an annual retainer of (1) $60,000 in cash and (2) fully vested UMB stock having, on the grant date, a value equal to $80,000. No separate fee is paid for attendance at meetings of the Board. Directors who are also employees of UMB receive no separate compensation for serving on the Board. In addition, for 2024, the Lead Director received an annual retainer of $35,000 in cash and the Chairs of each of the Committees receive an annual cash retainer in the following amounts: Audit Committee—$30,000, Compensation Committee—$20,000, Governance Committee—$17,500, and Risk Committee—$20,000. The non-Chair members of the Audit Committee, the Compensation Committee, the Governance Committee, and the Risk Committee each received additional annual cash retainers of $15,000, $10,000, $8,750 and $10,000, respectively. All cash retainers are paid quarterly and in arrears.

The total compensation received by UMB’s non-employee directors for 2024 is reflected in the following table:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)

Robin C. Beery	90,064	64,954	155,018

Janine A. Davidson	78,814	64,954	143,768

Kevin C. Gallagher	85,064	64,954	150,018

Greg M. Graves	112,564	69,969	182,533

Gordon E. Lansford III	100,064	64,954	165,018

Timothy R. Murphy	85,064	64,954	150,018

Tamara M. Peterman	78,814	64,954	143,768

Kris A. Robbins	95,064	64,954	160,018

L. Joshua Sosland	78,814	64,954	143,768

Leroy J. Williams, Jr.	80,064	64,954	145,018

(1)

Reflects non-employee directors who served on the Board during 2024. Mses. Hopkins, Lazo and Murphy, and Messrs. Henderson and Schmidt joined the Board in January 2025 in connection with the HTLF acquisition. Information with respect to compensation paid to Mr. Kemper is included below under “Compensation Discussion & Analysis” and “Compensation Tables.”

(2)	This column represents the total cash fees earned during 2024, including an amount equal to the stub cash portion of the equity retainer for 2024 that was paid during 2025.

(3)

Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025, under the heading “Accounting for Stock-Based Compensation,” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The amount includes only the equity retainer earned in 2023 and issued on February 2, 2024, with a grant date value as set forth in the table above.

PROPOSAL #1—ELECTION OF DIRECTORS

Nomination Process

The Governance Committee is responsible for periodically reviewing and recommending to the Board the desired characteristics of directors and the optimal composition of the Board as a whole. We believe that varied backgrounds on our Board enriches Company decision-making and fosters robust, critical thinking.

The Governance Committee may consider existing directors for renomination and may use search firms or other resources to identify other potential director candidates. The Governance Committee also considers potential director candidates who are recommended by shareholders in compliance with applicable law and our Bylaws. Any recommendation by shareholders must include the potential director candidate’s name, biographical information, and qualifications and must be submitted in writing to the Corporate Governance & Nominating Committee, UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Governance Committee uses the same criteria to evaluate all potential director candidates regardless of how they have been identified.

In recommending and nominating director candidates, the Governance Committee and the Board consider the following to be minimum qualifications:

•	The candidate should be an individual of the highest character and integrity and should have an inquiring mind, vision, a willingness to ask hard questions, and the ability to work well with others.

•	The candidate should have a personal and professional reputation that is consistent with the image and reputation of UMB.

•

The candidate should be free of any relationship or conflict of interest that is inconsistent with applicable law or that would interfere with the proper exercise of the fiduciary duties of a director.

•	The candidate should be willing and able to devote sufficient time and attention to the affairs of UMB and to diligently fulfill the responsibilities of a director.

•	The candidate should have the capacity and desire to represent the balanced and best interests of the shareholders as a whole.

The Governance Committee and the Board also give weight to other factors that are expected to enhance the effectiveness of the Board and its Committees. Among these are diversity of backgrounds, knowledge, talents, relationships, or other qualities that are likely to contribute in a meaningful way to increasing the fundamental value of UMB and creating long-term value for shareholders. Additionally, the Governance Committee and the Board consider the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience. In addition to the criteria used to select nominees for the Board, our Governance Guidelines require that the pool of candidates for Board service include directors with a broad range of perspectives and characteristics, including gender and racial diversity; provided that any such activities will comply with applicable law.

The effectiveness of these processes and policies is assessed by the Governance Committee in connection with its periodic evaluation of the Board’s and each Committee’s performance as contemplated by the Governance Guidelines.

Shareholders wishing to provide notice of director nominations and solicit proxies under Rule 14a-19 of the Exchange Act for shareholder nominees must comply with all applicable requirements of the Exchange Act, and the Company’s Bylaws, which include certain advance notification requirements. See “Shareholders Proposals” later in this Proxy Statement for further discussion.

Nominations

The Governance Committee is dedicated to assembling a Board that excels in fulfilling these responsibilities, exercises independent leadership and oversight of management, and operates in a cohesive and effective manner.

The Governance Committee has recommended, and the Board has nominated, the slate of 16 director nominees identified below for election to the Board for terms ending at the earlier of the 2026 annual meeting of shareholders, or until a director’s earlier death, resignation, removal, disqualification or failure to be elected. All of the nominees currently serve as directors and have been nominated for re-election based on their qualifications and performance throughout 2024, or with respect to Mses. Hopkins, Lazo and Murphy, and Messrs. Henderson and Schmidt, based upon the Company’s assessment of their skills and expertise in connection with the acquisition of HTLF. The Board is currently made up of 37.5% female directors, 12.5% ethnic minority directors, and 43.75% female and ethnic minority directors in the aggregate. The Governance Committee believes that each existing director brings applicable talents, relationships, professional or business experience, specialized education or expertise, and other qualities to UMB and these directors meaningfully contribute to increasing the fundamental value of UMB and creating long-term value for shareholders.

Each of the nominees has agreed to be nominated and, if elected, to serve as a director. We do not anticipate that any nominee will become unavailable for election, but under our Bylaws, the shares represented by proxy and voting for any Company nominee who unexpectedly becomes unavailable prior to the election will be voted instead for a substitute candidate nominated by the Board. We are not aware of any arrangements or understandings between the nominees and any other person pursuant to which such persons were selected as a director or nominee.

Name	Age	Positions or Offices with UMB	Director Since

Robin C. Beery	57	Director	2015

Janine A. Davidson	58	Director	2020

Kevin C. Gallagher	56	Director	2007

Greg M. Graves	67	Director	2003

Bradley J. Henderson	45	Director	2025

Jennifer K. Hopkins	64	Director	2025

J. Mariner Kemper	52	Chairman, CEO, and Director	2004

Gordon E. Lansford III	54	Director	2017

Margaret Lazo	58	Director	2025

Susan G. Murphy	68	Director	2025

Timothy R. Murphy	69	Director	2016

Tamara M. Peterman	67	Director	2019

Kris A. Robbins	66	Director	2000

John K. Schmidt	65	Director	2025

L. Joshua Sosland	64	Director	1998

Leroy J. Williams, Jr.	60	Director	2016

Skills and Experience

Our Board continually identifies key qualifications, attributes, skills and experiences that are important to be represented on the Board as a whole, particularly given UMB’s current needs and priorities, and future planning. Our director nominees bring a balance of these qualifications, attributes, skills and experiences, including as shown in the matrix, below.

Experience, Expertise or Attribute

Leadership	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X

Finance	X		X	X	X	X	X	X		X	X	X	X	X	X	X

Corporate Governance	X			X			X	X	X	X			X	X		X

Regulatory	X	X					X					X	X	X		X

Information Security/Technology	X	X	X	X	X	X	X	X					X			X

Risk Management	X	X	X				X	X	X	X		X	X	X	X	X

Mergers and Acquisitions	X		X	X		X	X	X	X		X		X	X		X

Business Ops/Strategic Planning	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X

Robin C. Beery

Ms. Beery has 30 years of experience in financial services and asset management, with strong knowledge of traditional and alternative investment products and specialized expertise in B2B and B2C distribution, brand strategy and reputation management, and product marketing and packaging. Ms. Beery served as Executive Vice President, Head of US Distribution, for Janus Capital Group (now Janus Henderson Investors) a publicly traded asset-management company, from September 2009 until her retirement from Janus in August 2014. She also served as CEO and President of the Janus Mutual Funds business during that period and was a member of the Janus Executive Committee from 2003 to 2014. In her capacity leading US Distribution, Ms. Beery had oversight of sales, client service, product, marketing, and corporate communications. From April 2003 to September 2009, she served as Executive Vice President, Chief Marketing Officer for Janus Capital Group, and was the President of the Janus Foundation from 2000 to 2014, overseeing the firm’s philanthropic endeavors and community relations.

Ms. Beery has served as an independent fund board trustee for the Hartford Multi-Factor Exchange Traded Funds (formerly branded Lattice Strategies) since December 2014, the Hartford Exchange-Traded Funds since December 2016, the Hartford Mutual Funds since May of 2017, and the Hartford Schroders Private Opportunities Fund since July of 2023, and is a member of the Investment Committee and Chair of the Nominating and Governance Committee. Ms. Beery also serves as a senior business leader at ArrowMark Partners, an investment management boutique with specialized expertise in private and alternative credit and small cap equity strategies, since March 2015.

Janine A. Davidson

Janine A. Davidson, PhD, has served as president of the Metropolitan State University of Denver, Colorado’s third largest public university and only access-oriented University in the state, since July of 2017. As president, she is responsible for the University’s strategic direction, financial well-being and daily operations, serving nearly 20,000 graduate and undergraduate students. From March 2016 through January 2017, she served as the 32nd undersecretary of the United States Navy. In that role, Dr. Davidson was responsible for much of the operational and budgetary considerations for the United States Department of the Navy and Marine Corps, including prioritization of research, development and procurement, readiness, modernization and the health and well-being of military and civilian personnel and families. Dr. Davidson’s prior professional experience includes: Senior Fellow, Defense Policy at the Council on Foreign Relations from January 2014 through March 2016, adjunct Professor at Georgetown University from January 2015 through May 2015, Assistant Professor at George Mason University from August 2012 to January 2014, and various civilian policy positions in the Department of Defense from April 2009 through March 2012. Dr. Davidson began her career as an Air Force Officer, global cargo pilot and aviation and aerobatics flight instructor with the U.S. Air Force Academy. Dr. Davidson brings to our Board over 30 years of academic, civilian and military service, with expertise in the areas of organizational leadership, higher education, defense and public policy.

Dr. Davidson is a fellow in the National Academy of Public Administration and a life member of the Council on Foreign Relations. She is also a member of the Secretary of State’s Foreign Affairs Advisory Board and the Chair of the Secretary of Defense’s Defense Policy Board.

Kevin C. Gallagher

Mr. Gallagher is currently Chairman of Gallagher Industries, LLC, a private holding company of lower middle-market companies, a position he has held since 2005. He has entrepreneurial experience and marketing experience gained from serving as chief executive officer of a large complex diversified operation with companies in both the manufacturing and service industries. He also brings to the Board community-relations experience and experience in investments, mergers, and acquisitions.

Greg M. Graves

Mr. Graves previously served as Chairman and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri, with offices and operations throughout the United States, until his retirement in December 2016. Prior to being named Chairman, he served as the President and Chief Executive Officer from October 2003 until December 2008; from January 2003 through October 2003, he served as the President and Chief Operating Officer. He served as General Manager of that company’s Energy Division from November 1997 through June 2001 and as President of its Energy Group from July 2001 through December 2002. Mr. Graves’s experience as chief executive officer of a large engineering company, with multiple offices and projects located throughout the United States and abroad, gives him leadership skills and growth management skills. He also has human-resources experience gained through his management of a large number of professionals and managers.

Bradley J. Henderson

Mr. Henderson is the Chief Executive Officer of P33, a nonprofit organization focused on inclusivity and driving Chicago’s global technology leadership, where he has served since 2019. Prior to P33, Mr. Henderson spent nineteen years at Boston Consulting Group, a global consulting firm, last serving as senior partner and managing director of the Chicago office where he advised many of the country’s leading financial institutions on IT and operations strategy and transformation. Mr. Henderson graduated Phi Beta Kappa with a Bachelor of Arts and Master degree from the University of Chicago and attended Oxford University as a Rhodes Scholar. As a current CEO, Mr. Henderson brings leadership experience to our Board, including his deep experience with financial services, strategic planning, technology, operations, and organizational transformation.

Mr. Henderson served as a member of the board of Heartland Financial, USA, Inc. from May 2024 through January 2025. Mr. Henderson has served as a director of Southern Company Gas (a subsidiary of Southern Company) since 2023, and as a director of Rush Hospital since 2019. Mr. Henderson also serves as a director of three charitable organizations, which include Zavier Warde School since 2022, Xchange Chicago since 2023, and Chicago Council on Global Affairs since 2014. Mr. Henderson previously served as board chair for Interfaith America from 2014 until 2024.

Jennifer K. Hopkins

Ms. Hopkins has served as managing partner of Crescendo Capital, a private investment firm for early-stage companies since 2007. From 2011 through 2022, Ms. Hopkins served as Chief Executive Officer of one of Crescendo’s portfolio companies, American Medical – The Oxygen Concentrator Store. Prior to joining Crescendo Capital, Ms. Hopkins was with Hewlett Packard / Agilent Technologies from 1983 until 1999, when Agilent Technologies was spun off. During her time with Agilent Technologies, she served in various executive roles across all functional areas, where her career culminated into the role of Vice President of the Global Solutions Business Unit. In this role, Ms. Hopkins managed a global organization with full financial responsibility for over 2,000 employees. Ms. Hopkins brings to our Board a technology background and operational expertise across both entrepreneurial and large corporate organizations. Ms. Hopkins holds a Bachelor of Science in Industrial Engineering from North Dakota State University.

Ms. Hopkins served as member of the board of Heartland Financial USA, Inc. from April 2018 through January 2025 and served as the Chair of the Compensation Committee from May 2024 until January 2025. Ms. Hopkins has served as a board member of Spectra Logic Corporation, since 2012, and of Sartori Cheese Corporation since 2013. Ms. Hopkins has also served as a member of the Board of Trustees for North Dakota State University Foundation since 2006 and as a member of the Board of Trustees for the Denver Museum of Nature and Science since 2021. Ms. Hopkins is also a member of the Colorado Forum and The Nature Conservancy.

J. Mariner Kemper

Mr. Kemper has served as the Chairman and Chief Executive Officer of UMB since May 2004. Mr. Kemper was President of UMB from November 2015 until January 2024. He was the Chairman and Chief Executive Officer of the Bank between December 2012 and January 2014, the Chairman of UMB Bank Colorado, n.a. (a prior subsidiary of UMB) between 2000 and 2012, and the President of UMB Bank Colorado, n.a. from 1997 to 2000. As the Chairman and Chief Executive Officer of UMB for the past nearly 20 years, Mr. Kemper brings to the Board skills in leadership, consensus building, and the implementation of UMB’s key strategies. He has detailed knowledge of UMB’s key business and operational strategies and branding and possesses operations experience and knowledge of every aspect of UMB’s business. He also has specialized knowledge of the investments, banking, and financial services industries as well as extensive community-relations experience, with involvement in civic and business organizations in Kansas City and Colorado.

Gordon E. Lansford III

Mr. Lansford has served as President and Chief Executive Officer of JE Dunn Construction Company, a national commercial contractor headquartered in Kansas City, Missouri, since January 2014. Prior to being named as President and CEO, he served as Chief Financial Officer from 1998 to December 2013, and before then, he served as the Director of Internal Audit. Prior to his employment with JE Dunn, Mr. Lansford was employed by KPMG LLP as a Certified Public Accountant. Mr. Lansford was previously a member of the board of directors for the Bank until January 2016, when that board’s membership was consolidated with that of the Company’s. Mr. Lansford has relevant experience overseeing operations, finance, legal, risk management, investments, human resources and information technology.

Margaret Lazo

Ms. Lazo has served as the principal of ML Talent Strategies, Inc. since October 2023. Ms. Lazo served as an independent consultant of Cerberus Capital Mgt, L.P., a global private equity firm, from January 2023 through October 2023, where she served as a Senior Operating Consultant and was engaged in human capital initiatives across its portfolio companies. Prior to Cerberus, Ms. Lazo served as the Chief Human Resources Officer at Univision Communications from April 2016 through December 2021. Ms. Lazo also served as Global HR Leader, Americas at GE Capital from 2012 through 2016 and served in various senior human resources leadership roles at NBC Universal from 1995 through 2012. Ms. Lazo is an accomplished executive with a history of leadership in the areas of talent development, inclusivity, and business transformation and organizational change. Ms. Lazo holds a Bachelor of Science in Communications and Business from St. John’s University.

Ms. Lazo served as a member of the board of Heartland Financial USA, Inc. from April 2023 through January 2025. Ms. Lazo currently serves as an advisory board member of Bullseye Engagement, Inc., a human capital management software company, as an advisory board member of Xapa, Inc., a gamified personal enrichment platform, and as a member of the board and as the Governance Committee Lead of the Hispanic Federation, a nonprofit organization dedicated to empowering and advancing the Hispanic community and its institutions.

Susan G. Murphy

Ms. Murphy has served as a Principal at The Grace Alliance, LLC in Denver since 2005, which assists individuals and families in developing and maintaining financial strategies for the future. Ms. Murphy served as Trustee of the Colorado Public Employees’ Retirement Association from 2007 to 2021, chairing its Investment Committee and providing oversight to a public pension fund managing $60 billion in assets for 620,000 beneficiaries. Ms. Murphy served as a financial advisor with Lincoln Investments from 2004 to 2023. Ms. Murphy began her career at Ernst and Young and has been a consultant to a variety of businesses and transactions. Ms. Murphy brings significant public accounting, investment advisory, and public policy expertise to our Board. Ms. Murphy graduated with a Bachelor of Arts in Accounting from the University of Notre Dame. Ms. Murphy has earned certificates from the University of Pennsylvania Wharton School in International Investing and Emerging Markets, from the Stanford University Rock Center for Corporate Governance Fiduciary College, and from Harvard Law School’s program for Advance Trustee Studies.

Ms. Murphy served as a member of the board of Heartland Financial USA, Inc. from 2018 through January 2025 and served as the Chair of the Audit Committee from April 2022 through January 2025. Ms. Murphy served as Trustee of Arrupe Jesuit Hight School, a Cristo Rey School, from 2009 to 2016 and again from 2017 to 2022, during which time she served as Board Chair from 2019 to 2022. Ms. Murphy has served as a finance council member of the Catholic Archdioceses of Denver Investment Committee and Chair of its Investment Committee since 2019.

Timothy R. Murphy

Mr. Murphy has been the Executive Chairman of Murphy-Hoffman Company (“MHC”) since January 2017, holding responsibilities associated with company oversight and strategic growth initiatives. Prior to this time, and beginning in 1989, Mr. Murphy served as the Chief Executive Officer. MHC is a large, privately-owned heavy and medium duty truck dealer in North America. In addition, Mr. Murphy has served on numerous supplier councils to the trucking industry, including two terms as Chairman of the North American Kenworth Dealer Council. Mr. Murphy brings significant organizational, business expertise, including specialized knowledge of UMB, having served as a board member for the Bank from 1999 through January 2016.

Tamara M. Peterman

Tamara (Tammy) M. Peterman, MS, RN, FAAN, was appointed as Executive Vice President, Chief Operating Officer and Chief Nursing Officer of the University of Kansas Health System in July 2007. In July 2018, Ms. Peterman assumed the additional role of President, Kansas City Division. In her roles with the University of Kansas Health System, Ms. Peterman oversees the operations of all health system locations within the Kansas City metropolitan area, assuring key operational goals related to quality, service, people, growth and financial stability are achieved. In collaboration with others on the senior executive team, Ms. Peterman also provides strategic operational oversight and specific strategic guidance for nursing services and day-to-day operations across all locations of the health system. Ms. Peterman has relevant experience overseeing operations, financial performance, regulatory, and risk management. She also provides specialized industry knowledge related to healthcare.

Kris A. Robbins

Mr. Robbins was previously employed by Security Benefit Corporation (“Security Benefit”) and its companies from 1997 until his retirement in February 2010, serving as its Chief Executive Officer for over 10 years, and as Chairman and CEO for 6 years. During his tenure, Security Benefit managed over $40 billion in assets and provided annuities, mutual funds, exchange-traded funds, retirement plans, and business-processing services throughout the United States. Following his retirement from Security Benefit, Mr. Robbins co-founded and is currently the Chief Executive Officer of Clearleaf Finance, a hedge fund manager that invests in short duration, specialty assets involved in liens, private asset-based finance and factoring, and President of its servicing arm, Purestone Loan Services. He also provides private-equity, angel-investment, and advisory services through KARobbins LLC. Mr. Robbins once served on the board and chaired the audit committee of Compliance Assurance Corporation (PA) until its sale in November 2012 to Stone River Risk and Compliance. Mr. Robbins also served on the board and audit committee of Key Health from April 2011 through 2015. Mr. Robbins brings to our Board financial literacy skills, development in over 30 years of professional experience and education in accounting and financial management. In addition, he has significant experience and knowledge relating to operations, investments, risk and capital management, gained from his leadership of large, highly regulated financial-services business that had significant growth and changes in products (including public company experience). Mr. Robbins also provides specialized industry knowledge in key areas of investments, risk management, and insurance.

John K. Schmidt

Mr. Schmidt retired from A.Y. McDonald, a leading manufacturer of water works, plumbing, pumps, and natural gas products, in January 2025, where he served as Senior Vice President and Chief Financial Officer since 2014. Mr. Schmidt served as the Chief Financial Officer of Heartland Financial USA, Inc. from 1991 through 2013 and as Chief Operating Officer from 2004 to 2013. Mr. Schmidt was also an officer of Dubuque Bank and Trust Company from 1984 to 2004 and President from 1999 to 2004. Prior to joining Dubuque Bank and Trust Company, Mr. Schmidt was employed by the Office of the Comptroller of the Currency and Peat Marwick Mitchell, now known as KPMG LLP. A Certified Public Accountant (inactive), Mr. Schmidt brings extensive knowledge in operational bank management and accounting to our Board. Mr. Schmidt graduated with a Bachelor of Arts form the University of Northern Iowa.

Mr. Schmidt served as a member of the Board of Heartland Financial USA, Inc. from 2001 through January 2025 and as independent Chairman of the Board from March of 2022 through January 2025. Mr. Schmidt currently serves as a Director of A.Y. McDonald Industries since 2013. Mr. Schmidt previously served as past President of Steeple Square, is a former member of the Loras College Board of Regents, with five years of his service as Chairman, and a former board member and Treasurer of High Voltage.

L. Joshua Sosland

Mr. Sosland has served as the President of Sosland Publishing Co., Kansas City, Missouri, since July 2015 and Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. Established in 1922, the Sosland Companies are primarily engaged in trade publications for the baking, flour-milling, and food-processing industries. Mr. Sosland has also served as editor of Milling & Baking News since 2000 and editor or editor-in-chief of Food Business News since 2004. Mr. Sosland contributes significant investment experience and expertise, as well as board and governance expertise, with more than 20 years of service on our Board and several years of service on the trust policy committee of the Bank. The economic analytical skills developed from his formal education, as well as his publishing experience covering and analyzing the food-processing industry, enable him to provide valuable analyses of investment and acquisition activities. Through his many years of service on and his prior leadership of the Board’s compensation committee, Mr. Sosland also has detailed knowledge of the development and implementation of UMB’s executive incentive-compensation plans.

Leroy J. Williams, Jr.

Mr. Williams is the founder and Chief Executive Officer of CyberTekIQ, LLC, a consulting firm which partners with clients to maximize business performance through smart technology investments and the deployment of information security best practices, a position he has held since October 2016. He previously served as the Global Chief Information Officer of Ball Corporation (NYSE: BLL) from May 2005 until July 2016. Mr. Williams brings to the Board over 25 years of experience in managing technology innovation that is designed to maximize business returns across multiple industries, including in the manufacturing, public-sector, telecommunications, and financial-services industries. Mr. Williams also brings to the Board valuable expertise in the areas of cybersecurity and enterprise risk management and experience in managing large, complex transformational efforts on a global scale. Mr. Williams has served on the Board of Directors of Molson Coors Beverage Company since April 2022.

The Board recommends that shareholders vote FOR the election of each of the 16 nominees to our Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

UMB’s executive compensation program is designed to attract, retain, motivate and reward leaders that promote the long-term success of the Company. Our Compensation Committee is responsible for oversight of the compensation program for all Executive Officers. This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation program for our “Named Executive Officers” or “NEOs” which includes the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and our three other most highly compensated Executive Officers as of December 31, 2024.

Our Named Executive Officers for 2024 were:

J. Mariner Kemper	Chairman and CEO

Ram Shankar	CFO and Executive Vice President

James D. Rine	Vice Chairman and President; President and CEO of UMB Bank, n.a.

Shannon A. Johnson	Chief Administrative Officer and Executive Vice President

Thomas S. Terry	Chief Credit Officer and Executive Vice President, UMB Bank, n.a.

This CD&A also describes relevant actions involving the compensation of the NEOs since the end of 2024 until the date of this Proxy Statement.

Executive Summary

2024 Business Highlights

On the heels of a challenging 2023 for the banking industry, 2024 was a transformational year for UMB. In April 2024, the Company announced the execution of a definitive agreement to acquire HTLF. This acquisition, which was completed in the first quarter of 2025, increased the Company’s total assets to approximately $68 billion (based on assets as of December 31, 2024). Despite the significant integration planning activities during 2024, UMB remained focused and continued its stellar financial performance in 2024 with:

•	Strong Loan Growth: In 2024, average loans increased $1.88 billion, to $24.2 billion or up 8.4% on a year-over-year basis.

•	Exceptional Credit Quality: Net charge-offs were just 0.10% of average loans in 2024; and

•	Strong Core Funding Growth: In 2024, average deposits increased $3.5 billion, to $35.3 billion, up 11.1% compared to 2023.

Additionally, the Company achieved several notable record highs in 2024 with annual net income of $441.2 million, net interest income exceeding $1.0 billion and noninterest income of $628.1 million.

Objectives of Our Compensation Program

Our Compensation Committee has established the following goals and objectives for structuring UMB’s executive compensation program and in making individual compensation decisions:

•

Compensation should reward superior performance. Our compensation program should motivate our Executive Officers to perform consistently at high levels. The performance standards used in our short-term and long-term incentive programs should be challenging, but fair, to the Executive Officers.

•

Incentive compensation should reward consistent and sustained performance over the long term. A substantial amount of compensation should vest over multi-year performance periods that are designed to align the interests of the Executive Officers and shareholders. We believe this focus on longer performance periods also helps promote retention and business continuity amongst the Executive Officers.

•

Incentive compensation should emphasize forward-looking performance. A substantial amount of compensation for Executive Officers should be equity-based compensation. We believe equity compensation aligns management and shareholder interests and promotes increased shareholder value.

•

Compensation levels should be competitive to ensure we attract and retain a highly qualified management team to lead and grow the Company. We rely on an experienced and highly talented management team to lead the Company. To promote continued growth and success, we also must develop a strong bench of executives who are ready to meet the needs of the future. To do this, our compensation program must be competitive with our peer group and the industry, allowing us to attract and retain talent that is capable of meeting current and future needs.

•

Incentive compensation should avoid excessive or disproportionate risks. Our incentive compensation practices are designed to appropriately balance risk and reward and to avoid excessive or disproportionate risks.

•

Incentive compensation should encourage stewardship of UMB as a whole. Our Executive Officers are encouraged to focus on the Company performance as a whole as well as their individual business or functional lines. To this end, our incentive compensation includes both company-wide and individual goals, promoting an “us” mentality when it comes to performance.

•

Compensation opportunities should take into account individual incentives and circumstances. Our Executive Officers have various levels of performance, leadership, expertise, responsibilities, and experience. Our compensation program seeks to be flexible enough to recognize these differences and reward those Executive Officers who perform at higher levels.

•

Compensation opportunities should focus on qualitative standards in addition to metrics. While the vast majority of our compensation is tied to quantitative metrics, the Compensation Committee considers factors such as the execution of strategic business priorities in addition to the financial results when making compensation decisions.

Compensation Best Practices

What We Do
Our programs and practices seek to:
✓ Link a significant portion of variable compensation to Company and stock performance
✓ Employ a balanced compensation structure using fixed and variable, short-term and long-term, and cash and equity components
✓ Impose significant stock ownership guidelines for the CEO (6 times base salary) and NEOs (3 times base salary)
✓ Require an annual assessment of incentive compensation risk
✓ Be informed by an independent compensation consultant hired and overseen by the Compensation Committee
✓ Be subject to a comprehensive clawback policy that complies with SEC and NASDAQ requirements

What We Don’t Do
× No individual employment agreements or change-in-control agreements
× No single-trigger change-in-control benefits
× No excise tax gross-ups upon change-in-control
× No hedging or short selling
× No excessive perquisites

Components of Executive Compensation

During 2024, our compensation program for our NEOs consisted of four fundamental components: (1) base salary, (2) short-term cash incentive compensation, (3) long-term incentive compensation, and (4) other benefits and perquisites, as follows.

Compensation Component	Component Elements	Purpose

Base Salary	• Bi-weekly cash payments	• To attract and retain NEOs • To provide a fixed base annual compensation that is market- competitive with other similarly situated financial institutions

Short-Term Cash Incentive Compensation	• Annual cash awards based on the achievement of annual performance goals and the profitability of the Company or business unit	• To motivate the NEOs to exceed annual performance goals that are aligned to our business strategy

Long-Term Incentive Compensation	• Service-based restricted share units • Performance-based restricted share units

•  To promote retention and align the interests of NEOs with the interests of the shareholders by encouraging forward-looking balanced risk-taking, increasing the value for shareholders over the long-term

Other Benefits and Perquisites	• Financial consulting services • Executive physicals • Auto allowance • Country club memberships • Certain Company-provided air travel	• Perquisites are used in moderation with supportive business rationale, to attract and retain talent

The actual mix of these components varies for each NEO and is dependent on the Compensation Committee’s evaluation of individual performance, strategic value, leadership, responsibilities, competency, experience, and expected future contributions. The Compensation Committee, however, believes that the majority of each NEO’s compensation should be contingent on performance or paid out over time (“at risk”). The following charts illustrate the allocation of direct target compensation for 2024 for our CEO and the annual average allocation of direct target compensation for 2024 for all our NEOs.

The Role of the Compensation Committee

Each year our Compensation Committee reviews and approves the Executive Compensation Principles (the “Executive Compensation Principles”) of the Company. The Compensation Committee has exclusive authority to determine the compensation of the Company’s CEO and approves the compensation of the other Executive Officers. The Compensation Committee also approves the compensation of all directors. In determining the compensation of our NEOs, the Compensation Committee considers information provided by the Compensation Committee’s external compensation consultant and UMB’s management team, as well as information obtained from publicly available sources about the companies in our peer group.

The Role of Executive Officers in the Compensation Decisions

Mr. Kemper, as CEO of the Company, Mr. Rine, as CEO of the Bank, Ms. Johnson, as Chief Administrative Officer, and Mr. Shankar, as Chief Financial Officer, with the assistance of our Human Resources Department, review the performance of the other Executive Officers who report directly to each of them and offer recommendations to the Compensation Committee on the amount and mix of their respective team members’ compensation. These Executive Officers do not participate in the Compensation Committee’s review or determination of their individual performance and compensation.

The Role of the Compensation Consultant

Our Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon (“Aon”) as its executive compensation consultant during 2024. In this capacity, Aon advised the Compensation Committee on the structure and design of our executive compensation program, including the amount and mix of compensation for 2024 and 2025, on the Company’s comparative peer group, on regulatory updates, and director compensation. While Aon reports to the Compensation Committee, it also works with the Company’s Human Resources Department and senior management to facilitate Compensation Committee work. Representatives of Aon attended all the meetings of the Compensation Committee in 2024 and thus far in 2025.

The Compensation Committee considered factors relevant to Aon’s independence under SEC and NASDAQ rules and has determined that Aon is independent under these factors.

Use of Competitive Data

In order to make market-informed decisions on compensation, the Compensation Committee relied on peer group compensation information provided by Aon. Aon provided the Compensation Committee with comparative analyses based on (1) proxy data from UMB’s identified peer group and (2) industry data from Aon’s proprietary surveys. Our peer group was selected on the basis of asset size, mix of business, annual revenue, market capitalization, employees, and other factors judged by the Compensation Committee to be relevant. The peer group approved and used by the Compensation Committee during 2024, which was the same peer group used by the Compensation Committee in 2023, included 15 companies:

Associated Banc-Corp (ASB)	Hancock Whitney Corporation (HWC)
BOK Financial Corporation (BOKF)	Old National Bancorp (ONB)
Cadence Bank (CADE)	Pinnacle Financial Partners (PNFP)
Columbia Banking System Inc. (COLB)	Prosperity Bancshares Inc. (PB)
Commerce Bancshares Inc. (CBSH)	Synovus Financial Corporation (SNV)
Cullen/Frost Bankers Inc. (CFR)	Trustmark Corporation (TRMK)
F.N.B. Corporation (FNB)	Webster Financial Corporation (WBS)
Fulton Financial Corporation (FULT)

Executive Compensation for 2024

General Considerations for 2024

Annual compensation decisions for NEOs were primarily made in February 2024 after our Board held its first regular meeting of the year and earnings and other financial results for the prior year were announced. The Compensation Committee weighed a number of general considerations in setting the compensation for each NEO in 2024, including evaluating the job-based factors to determine if the Company’s value of the role differs from the competitive labor market, reviewing the incumbent performance value and evaluating each NEO’s performance in his or her respective role, to come to a final compensation decision for each NEO.

Base Salary

Base salary provides the NEOs with a market-competitive baseline of cash compensation, generally in the form of fixed bi-weekly payments. The Compensation Committee established the salaries of our NEOs in 2024 by (1) using peer-group or industry data to identify comparative medians and quartiles and (2) adjusting off the median and quartiles to reflect each NEO’s individual performance, strategic value, leadership, responsibilities, competencies, and experience.

Annual base salary adjustments for the NEOs, if any, are generally decided by the Compensation Committee at its meeting in February for implementation in late March. The changes in the base salary for 2024 were effective as of March 18, 2024. For each NEO other than Mr. Kemper, the Compensation Committee considers the industry market data and the recommendation of the NEO’s manager when adjusting base salary. The Compensation Committee retains full discretion to set the base salary for Mr. Kemper.

Base Salary 2024

Name	2023 Base Salary	2024 Base Salary	Percentage Increase

J. Mariner Kemper	$1,050,000	$1,081,500	3.0%

Ram Shankar	$ 423,719	$ 449,142	6.0%

James D. Rine	$ 660,000	$ 706,200	7.0%

Shannon A. Johnson	$ 421,890	$ 434,547	3.0%

Thomas S. Terry	$ 416,416	$ 428,908	3.0%

Short-Term Cash Incentive Compensation

Short-Term Cash Incentive—Plan Overview

Short-term incentive compensation generally takes the form of an annual cash bonus and is used to reward superior performance primarily over the short term through the Short-Term Incentive Compensation Plan (as adopted by the Board, the “Short-Term Incentive Plan” or “STIP”). Short-term incentive compensation awards are designed to motivate the Executive Officers, including the NEOs, to achieve, and exceed, Company-wide goals and their individual annual performance goals, and to otherwise support the Company’s key strategic initiatives. The Compensation Committee believes that these short-term incentive compensation goals and awards are drivers of valuation and align with the Company’s strategy. They also align the Executive Officer’s financial interest with the interest of the Company because the awards are tied to the Executive Officer’s performance against established goals and are funded based on the performance of the Company and/or a business line.

In February 2024, the Compensation Committee approved the use of two performance metrics to determine the STIP pool: the Company’s core pre-provision net revenue (“Core PPNR”) and the Company’s net charge-offs divided by average loans (“NCOs”). These are the same performance metrics that were also used in 2022 and 2023. The Compensation Committee determined that these performance metrics appropriately allowed for formulaic measurement of the Company’s operational performance against the Company’s annual budget. The Compensation Committee also considered that these performance metrics would equitably isolate measurement of the Company’s actual performance from the impact of macro dynamic factors such as changes to, or the adoption of, accounting standards and regulations which may impact financial performance but do not reflect actual operational performance. The 2024 annual short-term incentive compensation program (the “2024 STIP”), established a target short-term award pool that was weighted 80% to Core PPNR achievements and weighted 20% to NCO achievements, which were the same weightings used for these metrics in 2022 and 2023. The target amounts for Core PPNR and NCOs were established using the Company’s projected budget for 2024.

The Compensation Committee has exclusive authority to determine the Core PPNR by taking the Company’s financial results under generally accepted accounting principles and adjusting the results for gains, losses and circumstances that the Compensation Committee deems to be fair and appropriate such as (1) a gain or loss for the sale of non-earning assets; (2) a gain or loss on the sale or discontinuance of a business, product or service; (3) a gain or loss on branch closings; (4) expenses associated with the acquisition of a business; (5) severance costs; (6) litigation reserves; and (7) other large, non-recurring items unrelated to core results. Once the Core PPNR and NCOs are determined, the actual bonus pool is proportionally increased or decreased, based on the following chart with linear interpolation of the pool amounts falling between the levels set:

Measure	Actual Performance as a Percentage of Financial Target	Actual Result (in millions)	STIP Bonus Pool Funding as a % of the Target Bonus Pool

Core PPNR—80% Weight	Less than 80%	>$422.7	0%

	80%	$422.7	33.33%

	100%	$528.4	100%

	120% or Greater	$634.1	200%

NCOs—20% Weight	Less than 80%	>0.32%	0%

	80%	0.32%	33.33%

	100%	0.27%	100%

	120% or Greater	0.22%	200%

The Compensation Committee also employed a discretionary plan governor to the 2024 Program in which the Compensation Committee could make a discretionary reduction in the short-term award pool if, for 2024, the Company’s operating leverage fell below -4.0%, and it could make a discretionary increase to the short-term award pool if the Company’s operating leverage exceeded 0.0%. The operating leverage metrics were also established using the Company’s projected budget for 2024.

Corporate Financial Performance

Financial performance for 2024 was driven by the strong operating fundamentals that are the core of UMB’s business. The results demonstrated UMB’s continued focus on excellent credit quality metrics along with disciplined expense management. Additionally, continued momentum and new client acquisitions in many of the Company’s fee income businesses resulted in strong growth on both sides of the balance sheet. The Company earned Core PPNR of $622.3 million as a result of strong deposit growth, lower costs of deposits and increased fee income. As a result of UMB’s continued focus, NCOs were only 0.10% for 2024. UMB’s 2024 results compared to the 2024 STIP metrics are set forth in the table below.

2024 STIP—CORPORATE FINANCIAL PERFORMANCE

Financial Metric	Threshold	Target	Maximum	Actual	Score	Payout Percentage	Weight	Weighted Percentage

Core PPNR ($ in millions)	$422.7	$528.4	$634.1	$622.3	117.8%	188.9%	80%	151.1%

NCOs	0.32%	0.27%	0.22%	0.10%	>120.0%	200.0%	20%	40.0%

Final Funding Percentage (based on the funding calculation)								191.1%

The Compensation Committee determined that the Company’s operating leverage was 2.7% for 2024, which indicated that a positive discretionary adjustment could be considered to the 2024 short-term bonus pool. The Compensation Committee decided to make a positive discretionary adjustment of 4.8% due to the operational and financial outperformance for 2024, and the additional HTLF integration efforts. The table below reflects the final STIP funding pool, inclusive of the discretionary adjustment.

STIP DISCRETIONARY ADJUSTMENT

Leverage Target	Actual Leverage	Adjustment Indicator	Adjustment Amount

-4% to 0%	2.7%	Positive	4.8%

Final Funding Percentage (with adjustment)			195.9%

2024 Final Payment Determination

Each NEO’s individual target 2024 STIP award was established at the February 2024 Compensation Committee meeting as a percentage of their base salary as of December 31, 2024. The Compensation Committee increased the 2024 STIP target percentage for each of the NEOs to reflect their achievements, market considerations, and alignment with peers.

In determining each Executive Officer’s (including each NEO’s) actual 2024 STIP award, the Compensation Committee considered the extent to which the NEO’s performance objectives were achieved and determined the level of payout from the target. The CEO’s performance and award were evaluated exclusively by the Compensation Committee while the performance and recommended awards for the other Executive Officers were evaluated by each Executive Officer’s manager, which was then presented and approved by the Compensation Committee. The maximum possible individual award under the 2024 STIP is 200% of the individual target award. The performance objectives for each of the NEOs are set forth in the table below.

Named Executive Officer	Performance Objectives

J. Mariner Kemper

Objectives were tied directly to the performance of the Company due to his role and responsibility for the Company’s overall performance including financial results against budget, succession planning, diversifying revenue streams, increasing efficiency, individual leadership and strategic vision.

Named Executive Officer	Performance Objectives

Ram Shankar

Objectives were tied to his (1) responsibility for planning, controlling, and directing UMB’s accounting and financial reporting systems, (2) ability to advise the CEO and other senior management regarding accounting and financial matters, and (3) management and advice on key, cross functional merger and acquisition deals and ongoing improvements to existing processes and procedures relating to merger and acquisition projects.

James D. Rine

Objectives were tied to his (1) management, strengthening, and advancement of the performance and culture of the organization, (2) retention and development of direct reports, and (3) defense of core deposit funding.

Shannon A. Johnson

Objectives were tied to her (1) management, strengthening, and advancement of the performance and culture of the organization, (2) retention and development of direct reports and their successors, and (3) oversight and development of enhanced strategic reporting strategies and the continual identification of improvements and efficiencies within corporate processes.

Thomas S. Terry

Objectives were tied to his (1) maintenance of credit quality below a specified historical threshold, (2) development of borrower relationships, and (3) development of and succession planning for regional credit officers.

The Compensation Committee reviewed and discussed the objectives, evaluated the performance of each NEO in light of their objectives, and determined that each of the NEOs met or exceeded their performance objectives during the performance period. Additionally, the Compensation Committee considered the extraordinary time and effort expended by each of the NEOs to prepare the Company for the successful acquisition of HTLF. Further, Mr. Terry’s STIP award was increased to 200.0% of target to recognize his role in maintaining the outstanding credit quality of the Company. The final tabulations for the STIP awards are set forth below:

2024 STIP AWARDS

Name	Annual Target Award	Individual Performance Percentage (from Target)	Total Cash Incentive Award

J. Mariner Kemper	$1,351,875	195.9%	$2,648,323

Ram Shankar	$404,228	195.9%	$791,883

James D. Rine	$776,820	195.9%	$1,521,790

Shannon A. Johnson	$391,092	195.9%	$766,149

Thomas S. Terry	$300,236	200.0%	$600,472

Long-Term Incentive Compensation

Long-Term Incentive Compensation—Overview

UMB offers equity awards to the officers, employees and directors of the Company under the UMB Financial Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”). The Omnibus Plan provides the Compensation Committee flexibility in the types of equity awards that may be utilized to link the financial rewards to the recipient with increases in Company shareholder value. The Omnibus Plan provides the following features that protect the shareholder interest:

•	Prohibition on liberal share recycling;

•	Fungible share pool;

•	Additional award limits for non-employee directors;

•	No automatic accelerations upon a change in control; and

•	Express prohibition on repricing or cashing out underwater options and stock appreciation rights.

Long-term incentive compensation in 2024 for the NEOs took the form of service-based restricted share units (“Service Units”) and performance-based restricted share units (“Performance Units”). The Compensation Committee granted awards of Service Units that vested on a 3-year schedule in 2024 for retention purposes. This 3-year vesting schedule for the Service Units is also in line with the 3-year performance period of Performance Unit awards. Dividend equivalent units are accrued on the unvested Service Units and are distributed in UMB Shares to the same extent that the Service Units vests. No dividend equivalent units are accrued with respect to the Performance Units.

2024 Long-Term Incentive Awards

Award Type	Vesting Period	Rationale	Award Mix

Service Units	Vests 1/3 each year on the anniversary of the grant date over a 3 year period	To promote retention of the employees, including NEOs	40%

Performance Units	Vests at the conclusion of the three-year performance period (2024-2026) based upon the achievement of performance metrics established by the Compensation Committee	To align the interests of certain employees, including NEOs, with the interests of the shareholders by encouraging forward-looking balanced risk- taking, increasing the value for shareholders over the long term	60%

All equity awards are valued as of the grant date, using the fair market value of the underlying stock as represented by the closing price of the Company’s shares on the grant date. Grants of equity awards are generally approved in a manner that satisfies the exemption from Section 16(b) of the Exchange Act.

Performance Units: Our Compensation Committee established a performance standard for the Performance Units that is based 50% on the Company’s three-year cumulative core after-tax earnings per share (“3-year EPS”) and 50% on the Company’s average return on tangible common equity excluding the impacts of accumulated other comprehensive income (“AOCI”) over the three-year performance period (“Adjusted ROTCE”). The Compensation Committee believes that the use of 3-year EPS aligns with shareholders to show UMB’s ability to grow profits over time and the use of Adjusted ROTCE demonstrates UMB’s ability to efficiently allocate capital to generate profits. AOCI was excluded from the calculation of Adjusted ROTCE because average common equity can be inflated or deflated depending on unrealized gains or losses in the bond portfolio and results in no actual economic impact to the Company. Removing AOCI keeps the Adjusted ROTCE calculation neutral to volatility from interest rate movements and allows for more focus on core results.

The 2024 performance thresholds for the 3-year EPS and Adjusted ROTCE were established using the budget that was approved by the Board in January 2024. The 2025 and 2026 target amounts were determined using management’s 3-year forecast. We do not disclose forward-looking goals for our multi-year incentive programs because the Company does not provide forward-looking guidance to our investors with respect to multi-year periods and further because the goals are considered competitively sensitive, confidential information. It has been our practice to disclose multi-year performance goals in full after the close of the applicable performance period.

At the end of the performance period, the 3-year EPS and Adjusted ROTCE for the performance period are determined by the Compensation Committee, after consulting (if appropriate) with the Corporate Audit Committee and making such adjustments for material changes in the number of outstanding shares, non-recurring gains or losses, and other circumstances as the Compensation Committee may determine fair and appropriate. Without limiting the Compensation Committee’s authority or discretion, adjustments to the Company’s GAAP earnings per share may be made for (i) gain or loss on sales of non-earning assets, (ii) gain or loss on the sale or discontinuance of a business, product or service, (iii) expenses associated with severance costs, (iv) litigation reserves, or (v) any other large non-recurring gains or losses unrelated to pre-tax operating income.

The threshold level for both the 3-year EPS and the Adjusted ROTCE is 80% of the target level. At the end of the performance period, achieving the target level for each performance metric would result in 100% of the Performance Units vesting; reaching the threshold level of 80% of each performance metric would result in 50% of the Performance Units vesting; and achieving or exceeding the optimum level of 130% of each performance target would result in 200% of the Performance Units vesting. If actual performance related to a metric falls above or below the target level, but above the threshold level, the percentage of Performance Units earned with respect to that metric would be interpolated on a linear sliding scale, not to exceed 200% funding for 130% of total target performance. The weighted amounts earned with respect to each metric are then combined to determine the actual number of Performance Units earned. Failing to meet the threshold level would result in 0% of the Performance Units being earned.

2024 LONG-TERM PAYOUTS

	3-Year Actual Performance as a Percentage of the Payout Metric	2024 Long-Term Payout as a Percentage of the Payout

Below Threshold Payout	Less than 80%	0%

Threshold Payout	80%	50%

Target Payout	100%	100%

Maximum Payout	130% or Greater	200%

2024 Annual Long-Term Incentive Grant

In February 2024, the Compensation Committee approved annual equity awards to all the NEOs. The value of each award is expressed as a percentage of the NEO’s base salary at the time of the award. The value of the equity awards for each NEO are based on comparative peer-group or industry data and the NEO’s position, strategic value, leadership, responsibilities, competency, and experience. The awards for the NEOs were comprised of 40% Service Units and 60% Performance Units and are further detailed below. The Committee increased the value of the LTIP grants as a percentage of salary in 2024 for Messrs. Kemper, Shankar, and Terry and Ms. Johnson based on each NEO’s performance as well as the review of compensation metrics for similar roles within the peer group companies.

2024 ANNUAL LTIP EQUITY AWARD

Name	2024 LTIP Percentage (as a percentage of salary)	Value of Service- Based Award	Value of Performance- Based Award

J. Mariner Kemper	275%	$1,100,000	$1,650,000

Ram Shankar	120%	$203,385	$305,078

James D. Rine	200%	$528,000	$792,000

Shannon A. Johnson	100%	$168,756	$253,134

Thomas S. Terry	75%	$124,925	$187,387
Other Benefits and Perquisites
Each Executive Officer is offered standard benefits, including health insurance, disability insurance, life insurance, 401(k) plan matching contributions, and profit-sharing contributions, which are provided on the same terms to all of UMB’s associates who have met minimum service requirements, except to the extent that a benefit (such as disability insurance) is calculated as a percentage of salary. We regularly assess these benefits against those of our peer group to remain competitive.
The Compensation Committee generally approves perquisites in moderation, when appropriate to attract or retain talent, when a particular benefit inures to UMB, or when the value to the Executive Officers or other officer is greater than UMB’s cash outlay. For example, club dues and fees are paid on behalf of certain Executive Officers and other designated officers who are charged with meaningful business generation responsibilities and who appreciate the administrative convenience associated with a corporate-paid membership. Similarly, affording a modest allowance to the Executive Officers and other senior officers for tax preparation and financial planning (1) enables UMB to ensure that no potential conflict of interest arises in a senior officer’s choice of such a professional, (2) can result in cost savings for such officers based on the number of officers using a common professional, and (3) is administratively convenient for the participating officers. The Company has also paid minimal tax gross-ups
for Executive Officers for work-related travel and associated expenses which could include spousal/guest participation. The Company also provides a limited perquisite to cover personal airfare expenses of its CEO and President, which the Company believes is in line with practices within our peer group. See “
Compensation Tables—2024 Summary Compensation
” later in this Proxy Statement for detailed information about the perquisites provided to the NEOs.
Other Executive Compensation Policies and Practices
No Employment Agreements
No NEO is a party to an employment agreement.
Equity Awards and Material
Non-Public
Information
Generally speaking, the Company has historically granted its annual equity awards to directors and eligible employees (including Executive Officers) using a predetermined schedule. Annual grants for directors have traditionally occurred at the first Friday following the Company’s release of 4th quarter earnings (typically late January or early February), and annual grants for employees (including Executive Officers) have historically occurred at the Compensation Committee’s scheduled meeting in early February, after the Board holds its first regular meeting of the year and earnings and other financial results for the prior year have been announced.

Special grants, including in connection with the hiring or promotion of an officer, can be made at other times. Although allowed under the Company’s Omnibus Plan, the Company does not currently grant stock options to its directors or employees.
The Compensation Committee does not time the disclosure of material non-public
information, or the timing of equity award grants, for the purpose of affecting the value of executive compensation.
Ownership of UMB Common Stock
The Board believes that stock ownership guidelines for directors and Executive Officers are an important component of good corporate governance and operate to further align their interests with those of our shareholders. As a result, stock ownership guidelines have been incorporated into our Corporate Governance Guidelines and are evaluated on no less than an annual basis.
Based on our stock ownership guidelines, each director is expected, at a minimum, to own UMB common stock with a market value equal to five times the annual non-employee
equity retainer grant. Additionally, each of the Executive Officers is expected, at a minimum, to own shares or units of UMB common stock with a market value equal to:

•	Chief Executive Officer—6 times base salary;

•	Named Executive Officers—3 times base salary; and

•	All other Executive Officers—2 times base salary.
Shares of UMB common stock held through the Profit-Sharing Plan or the ESOP, unvested service-based restricted units and one-half
of the unvested performance-based restricted units are counted toward these minimums. Options, whether vested or unvested, do not count towards the calculations.
Each director or Executive Officer is expected to come into compliance with these stock ownership guidelines within five years of being employed in or promoted to an applicable position. As of the date of this proxy statement, all directors and all NEOs are in compliance with their respective stock ownership guideline obligations.
Insider Trading Policy
We maintain an insider trading policy governing the purchase, sale, and/or dispositions of the Company’s securities by directors, officers, and employees, as well as the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NASDAQ listing standards. A copy of our insider trading policy was filed as exhibit 19 to our annual report on Form
10-K.
No Hedging of UMB Common Stock
Our Corporate Governance Guidelines prohibit directors and Executive Officers from engaging in short-term speculative trading in UMB’s securities. Prohibited transactions include (1) a short sale (that is, a sale of borrowed securities by an investor who hopes to buy the securities later at a lower price and thus make a profit), (2) a short sale against the box (that is, a short sale of owned securities to lock in gains or prevent additional losses), (3) a put or call option (that is, a right to sell or buy securities at a specified price within a specified period of time), including a covered call, and (4) a hedge or any other type of derivative or speculative arrangement that has a similar economic effect without the full risk or benefit of ownership. Our non-Executive
Officer employees are not subject to the Corporate Governance Guidelines.

The Board believes that this prohibition further aligns the interests of directors and Executive Officers with those of shareholders, facilitates compliance with insider-trading and other applicable laws, and aids in preventing directors and Executive Officers from subjecting themselves to an actual or potential conflict of interest with UMB or creating the appearance of such a conflict.

Clawback of Compensation

UMB has established a clawback policy (the “Clawback Policy”) that provides for the mandatory recoupment of erroneously awarded incentive-based compensation received by current and former executive officers in the event that UMB is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws or that would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period. The Clawback Policy also provides for a discretionary recoupment from all recipients in instances of illegal, dishonest, fraudulent or intentional misconduct that materially contributes to the Company erroneously awarding the incentive compensation. The Clawback Policy complies with SEC regulations and Rule 5608 of the listing standards.

Say-on-Pay Advisory Vote

The Compensation Committee considered the results of the non-binding say-on-pay advisory vote that was held at our 2024 annual meeting of shareholders. The compensation paid to our NEOs at that time was overwhelmingly approved, with 97.1% of the votes represented being in favor. The Compensation Committee has interpreted this vote as an endorsement of our executive compensation principles adopted by the Compensation Committee the “Executive Compensation Principles” and the overall design and structure of our executive compensation program and maintained these principles and our executive compensation program in 2024.

The shareholders will again consider a non-binding say-on-pay advisory vote at the Annual Meeting (see Proposal #2). Following the Annual Meeting, the Compensation Committee will consider the results of the shareholder vote when making future compensation decisions.

Performance Units Certified in January 2025 as Having Vested under the 2022 Long-Term Program

In February 2022, the Compensation Committee approved the performance metrics for the issuance of Performance Units that were based 50% on a target 3-year EPS (2022, 2023, and 2024) of $23.26 and 50% on the Company’s average Adjusted ROTCE target of 10.80% over the 3-year performance period. The threshold, target and maximum payouts of the 2022 Performance Units are the same threshold, target, and maximum payouts which were used under the 2024 Long-Term Program described previously in this Proxy Statement in the table entitled “2024 Long-Term Payouts.” In January 2025, the Compensation Committee reviewed UMB’s financial results from 2022 through 2024 and certified the following results:

2022 LTIP—CORPORATE FINANCIAL PERFORMANCE

Financial Metric	Threshold	Target	Maximum	Actual	Score	Payout Percentage	Weight	Weighted Percentage

3-YEAR EPS	$18.61	$23.26	$30.24	$25.48	109.6%	132.00%	50%	66.00%

ADJUSTED ROTCE	8.64%	10.80%	14.04%	15.27%	141.4%	200.00%	50%	100.00%

Final Payout %								166.00%

Based on these conclusions, the NEOs received the following shares of Company stock free of restrictions and risk of forfeiture: (a) 24,191 shares to Mr. Kemper, (b) 2,647 shares to Mr. Shankar, (c) 6,729 shares to Mr. Rine, (d) 2,539 shares to Ms. Johnson, and (e) 1,862 shares to Mr. Terry.

Deferred Compensation Plan

UMB maintains a non-qualified deferred compensation plan that permits the NEOs and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement, termination, or the occurrence of another specified event. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. All of the NEOs were eligible to participate in this plan, and Messrs. Shankar and Terry elected to defer income in 2024.

Additional Payments or Benefits

The NEOs, in addition to other officers, may be entitled to receive accelerated payments or other awards under the Long-Term Incentive Plan, or the Short-Term Incentive Plan (such as death, disability, retirement, or a change in control of UMB). See “Potential Payments upon Termination or Change in Control” later in this Proxy Statement for additional information.

Executive Compensation Actions in 2025

Earlier discussions of each NEO’s compensation for 2024 address actions that were taken by the Compensation Committee in 2024. See “Executive Compensation for 2024” earlier in this CD&A. The following discussion and table outlines certain actions the Compensation Committee took in fiscal year 2025 and how they relate to compensation for each of the NEOs for fiscal years 2024 and 2025.

Post-Acquisition Peer Group

In order to make appropriate market-informed decisions on compensation and orient with the growth resulting from the acquisition of HTLF in January of 2025, the Compensation Committee adopted a revised peer group to used by the Compensation Committee for compensation decisions following the acquisition (the “New Peer Group”) and is in the process of establishing compensation for fiscal year 2025. The New Peer Group was selected, with the assistance of Aon, by identifying a pool of potential peers with similar statistical characteristics as the Company post-acquisition. Each firm was then evaluated and removed or retained on the basis of asset size, mix of business, annual revenue, market capitalization, employees, and other factors judged by the Compensation Committee to be relevant. Firms from the Company’s prior peer group were retained for consistency as reasonably appropriate. The resulting New Peer Group consists of the following 15 companies:

BOK Financial Corporation (BOKF)	Regions Financial Corporation (RF)
Columbia Banking System Inc. (COLB)	SouthState Corporation (SSB)
Comerica Inc. (CMA)	Synovus Financial Corporation (SNV)
Cullen/Frost Bankers Inc. (CFR)	Valley National Bancorp (VLY)
First Horizon Corporation (FHN)	Webster Financial Corporation (WBS)
Huntington Bancshares Inc. (HBAN)	Wintrust Financial Corporation (WTFC)
KeyCorp. (KEY)	Zions Bancorp. N.A. (ZION)
Old National Bancorp (ONB)

Amendments to 2023 and 2024 PSU Awards

Effective as of the acquisition of HTLF, the Compensation Committee approved certain amendments to the Performance Units granted to participants (including the NEOs) in 2023 and 2024 (the “2023 Performance Units” and “2024 Performance Units,” respectively). The 2023 Performance Units and 2024 Performance Units, as originally granted, were eligible to vest subject to achievement of certain earnings per share and average return on tangible common equity metrics measured using a three-year performance period. Following a review of the expected impact of the HTLF acquisition on such metrics, the Compensation Committee determined that the applicable performance metrics were no longer appropriate, given the inability to utilize the existing metrics due to the timing of the acquisition, and given further that the acquisition would impact the performance metrics in a manner not within the control of management. As a result, after discussions with Aon, the Compensation Committee waived the continued applicability of the performance-based vesting conditions for the 2023 Performance Units and 2024 Performance Units and converted such Performance Units into, effectively, awards of time-based Restricted Units (“RSUs”) that vest at the same time as the service conditions that applied to such Performance Units. The 2023 Performance Units and 2024 Performance Units were converted to RSUs assuming performance at 100.00% and 194.67% of target, respectively, which reflected the greater of target performance and actual performance through December 31, 2024. The Compensation Committee intends to resume its prior practice of granting a mix of RSUs and PSUs in 2025, as shown below.

The following table outlines compensation actions taken by the Committee for each of the NEOs so far for fiscal year 2025, informed by the New Peer Group:

Executive	Base Salary			STIP		LTIP Award

	2024 as of 12/31/24	2025	Increase	2024 (Determined and Paid in February 2025)	2025 (Determined and Paid in February 2026)	2024 (Determined Fixed in February 2024)	2025 (Determined and Fixed In February 2025)

J. Mariner Kemper	$1,081,500	$1,200,000	11.0%	$2,648,323 (195.9% of Target from a Target of 125% of 12/31/24 Salary)	Target of 150% of 12/31/25 Salary	Value of $2,750,000	Value of $4,000,000

Ram Shankar	$449,142	$550,000	22.5%	$791,883 (195.9% of Target from a Target of 90% of 12/31/24 Salary)	Target of 105% of 12/31/25 Salary	Value of $508,463	Value of $696,170

James D. Rine	$706,200	$800,000	13.3%	$1,521,790 (195.9% of Target from a Target of 110% of 12/31/24 Salary)	Target of 125% of 12/31/25 Salary	Value of $1,320,000	Value of $1,624,260

Shannon A. Johnson	$434,547	$550,000	26.6%	$766,149 (195.9% of Target from a Target of 90% of 12/31/24 Salary)	Target of 105% of 12/31/25 Salary	Value of $421,890	Value of $673,547

Thomas S. Terry	$428,908	$495,000	15.4%	$600,472 (200.0% of the Target from a Target of 70% of 12/31/24 Salary)	Target of 95% of 12/31/25 Salary	Value of $312,312	Value of $428,908

A detailed discussion of each NEO’s compensation for 2025 will be included in the proxy statement for our 2026 annual meeting of shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A set forth earlier in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in UMB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and this Proxy Statement.

Robin C. Beery, Chair

Janine A. Davidson

Gordon E Lansford III

Margaret Lazo

Timothy R. Murphy

Leroy J. Williams, Jr.

As provided by SEC Regulation S-K, this Compensation Committee Report is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by UMB under the Securities Act of 1933 as amended or the Exchange Act.

COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

At least annually, an incentive compensation risk assessment is prepared by our Corporate Risk Services and Human Resources Departments and is presented to the Compensation Committee. This risk assessment is designed to ascertain whether our incentive compensation arrangements generate incentives that properly balance risk and reward, are compatible with effective controls and risk management (including the Interagency Guidance on Sound Incentive Compensation Policies issued by the federal banking agencies), are overseen through a strong corporate governance structure, and ultimately ensure that UMB’s safety and soundness are adequately protected.

In February 2025, as with prior years, the Compensation Committee reviewed and deliberated on (1) the annual incentive compensation risk assessment, (2) the Executive Compensation Principles, (3) UMB’s compensation policies and practices, (4) whether or how UMB’s compensation policies and practices may incent an employee to engage in higher risk activities, (5) whether or how any short term incentives may have an impact on long term risk, (6) whether or how claw backs or hold-backs are utilized or deemed appropriate, (7) whether or how changes in UMB’s risk profiles may require changes in its compensation policies and practices, (8) how to appropriately monitor UMB’s compensation policies and practices to ensure that its risk management objectives are being met, and (9) the existence and effectiveness of any controls, policies, or practices that may be in place to mitigate or balance the risks associated with UMB’s compensation policies or practices. Based on this review, the Compensation Committee concluded that the compensation policies and practices relating to Executive Officers and other employees of UMB and its subsidiaries do not create risks that are reasonably likely to have a material adverse effect on UMB.

COMPENSATION TABLES

2024 SUMMARY COMPENSATION TABLE

This table summarizes the compensation of the Named Executive Officers for each of our last three completed fiscal years. Their compensation for 2024 is discussed in more detail in “Compensation Discussion and Analysis” earlier in this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)		Total ($)

J. Mariner Kemper	2024	1,074,232	-	2,749,911	-	2,648,323	-	157,888	(4)	6,630,354
Chairman and CEO	2023	1,038,463	-	2,599,827	-	1,042,073	-	107,411		4,787,774
	2022	988,464	-	2,499,964	-	1,890,000	-	50,151		5,428,579

Ram Shankar	2024	443,276	-	508,396	-	791,883	-	8,150	(4)	1,751,705
Executive Vice President	2023	419,778	-	284,570	-	237,685	-	3,483		945,516
and Chief Financial Officer	2022	403,031	-	273,588	-	414,773	-	13,783		1,105,175

James D. Rine	2024	695,539	-	1,319,951	-	1,521,790	-	85,426	(4)	3,622,705
Vice Chairman and President;	2023	649,616	-	1,229,929	-	569,580	-	56,425		2,505,550
President and CEO of UMB	2022	601,501	-	695,498	-	1,051,650	-	58,604		2,407,253
Bank, n.a.

Shannon A. Johnson	2024	431,627	-	421,826	-	766,149	-	32,467	(4)	1,652,068
Executive Vice President	2023	417,256	-	301,283	-	254,864	-	25,647		999,050
and Chief Administrative Officer	2022	395,617	-	664,201	-	470,106	-	21,681		1,551,605

Thomas S. Terry	2024	426,026	-	312,224	-	600,472	-	50,939	(4)	1,389,661
Chief Credit Officer	2023	412,720	-	200,098	-	232,360	-	43,725		888,903
and Executive Vice President, UMB Bank, n.a.

(1)

These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The value of Performance Units assumes that the performance target has been achieved, which was the probable outcome of the performance conditions at the time of grant. The grant date fair value of Performance Units granted in 2024 assuming maximum of target are as follows: Mr. Kemper ($3,299,958); Mr. Shankar ($610,075); Mr. Rine ($1,583,908); Ms. Johnson ($506,191); and Mr. Terry ($374,702).

(2)	These amounts are actual amounts that were earned during 2024 under the 2024 Short-Term Incentive Program and that were paid on February 20, 2025 for all Named Executive Officers.

(3)	These amounts include wellness incentive payments, remote work reimbursements, as well as other personal benefits that are available to all Company employees.

(4)

This amount includes perquisites and other personal benefits, such as: (A) an automobile allowance for Mr. Rine ($16,800); (B) country club and dining club membership fees for Messrs. Kemper ($28,152), Rine ($17,550) and Terry ($13,580); (C) the cost of professional financial-consulting services for Messrs. Shankar

($1,250), Rine ($700) and Terry ($3,500) and Ms. Johnson ($650); (D) an executive physical for Messrs. Kemper ($4,000) and Shankar ($4,250); (E) the costs related to the NEO’s attendance at, spousal airfare to (reported as the direct cost of the airfare), and a tax gross up for the taxable amount of the expenses related to attendance at, a sales award trip for Messrs. Kemper ($19,023, $1,068 and $15,714, respectively), Rine ($22,278, $2,469 and $20,371, respectively) and Terry ($20,415, $1,510 and $9,587, respectively) and Ms. Johnson ($19,533, $862 and $8,806, respectively); (F) for Mr. Kemper, the cost of personal air travel that was reimbursed by the Company of $62,189 (reported as the direct cost of airfare), $6,051 for air travel of family members in connection with business trips attended by Mr. Kemper, the aggregate incremental cost of which was determined using the Standard Industry Fare Level, and tax gross ups of $20,193 in connection with such travel, and (G) the cost of personal air travel (reported as the direct cost of the airfare) that was reimbursed by the Company for Mr. Rine ($3,917).

2024 GRANTS OF PLAN-BASED AWARDS

This table summarizes each grant of an award made to a NEO in 2024 under the 2024 Short-Term Incentive Program and the 2024 Long-Term Incentive Program. These plans and the grants in 2024 are discussed in more detail in “Compensation Discussion and Analysis” earlier in this Proxy Statement.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J. Mariner Kemper
Annual Incentive		0	1,351,875	2,703,750
PSUs	2/9/24				10,102	20,203	40,406		1,649,979
RSUs	2/9/24							13,468	1,099,932

Ram Shankar
Annual Incentive		0	404,228	808,456
PSUs	2/9/24				1,868	3,735	7,470		305,037
RSUs	2/9/24							2,490	203,358

James D. Rine
Annual Incentive		0	776,820	1,553,640
PSUs	2/9/24				4,849	9,697	19,394		791,954
RSUs	2/9/24							6,465	527,997

Shannon A. Johnson
Annual Incentive		0	391,092	782,184
PSUs	2/9/24				1,550	3,099	6,198		253,095
RSUs	2/9/24							2,066	168,730

Thomas S. Terry
Annual Incentive		0	300,236	600,472
PSUs	2/9/24				1,147	2,294	4,588		187,351
RSUs	2/9/24							1,529	124,873

(1)

Except where noted, these amounts reflect the award levels approved by the Compensation Committee on February 9, 2024, under the 2024 Short-Term Incentive Program for all NEOs. Subject to the previously mentioned 80% thresholds for the plan funding, there are no thresholds at the individual level, and the maximum award is 200% of target for individuals under the STIP. The Compensation Committee has the discretion to increase or decrease each NEO’s compensation from the target award level shown based on bonus pool availability and the NEO’s individual performance.

(2)	These numbers reflect grants of Performance Units made under the Omnibus Plan in 2024.

(3)	These numbers reflect grants of Service Units made under the Omnibus Plan in 2024.

(4)

These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The value of Performance Units assumes that the performance target has been achieved.

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table summarizes unexercised options and stock awards that have not vested for each NEO outstanding as of December 31, 2024. The market value of each stock award was computed by multiplying the closing market price of UMB common stock on December 31, 2024, by the applicable number of shares of UMB common stock shown in the table for the award.

	Option Awards	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. Mariner Kemper				2,708	(2)	305,625
				5,122	(3)	578,069
				24,191	(4)	2,730,196
				7,956	(5)	897,914
				17,174	(6)	1,938,258
				13,644	(7)	1,539,873
				39,329	(8)	4,438,671
Ram Shankar				371	(2)	41,860
				561	(3)	63,348
				2,647	(4)	298,740
				872	(5)	98,391
				1,880	(6)	212,177
				2,523	(7)	284,701
				7,270	(8)	820,492

	Option Awards	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James D. Rine				907	(2)	102,308
				1,426	(3)	160,938
				6,729	(4)	759,435
				3,764	(5)	424,839
				8,125	(6)	916,988
				6,550	(7)	739,177
				18,877	(8)	2,130,458
Shannon A. Johnson	1,712	75.25	2/2/2027
				347	(2)	39,106
				538	(3)	60,753
				2,539	(4)	286,552
							8,878 (9)	1,001,971
				923	(5)	104,192
				1,990	(6)	224,591
				2,093	(7)	236,216
				6,032	(8)	680,772
Thomas S. Terry				255	(2)	28,723
				394	(3)	44,512
				1,862	(4)	210,145
				1,576	(10)	177,856
				614	(5)	69,262
				1,322	(6)	149,201
				1,549	(7)	174,820
				4,465	(8)	503,919

(1)	Dividend equivalent units are accrued on the unvested Service Units and are distributed in UMB Shares to the extent that the Service Unit vests.

(2)	These are Service Units issued under the Omnibus Plan that vested 100% on February 12, 2025.

(3)	These are Service Units issued under the Omnibus Plan that vested 50% on February 11, 2025. The final 50% will vest on February 11, 2026.

(4)

These are Performance Units issued under the Omnibus Plan that vested as to service on January 1, 2025. The Compensation Committee determined on January 27, 2025, that the performance standard under the Omnibus Plan had been achieved and that 166.00% of the Performance Units had been earned.

(5)	These are Service Units issued under the Omnibus Plan that vested 50% on February 10, 2025. The remaining 50% will vest on February 10, 2026.

(6)

These are 2023 Performance Units that will vest as to service under the Omnibus Plan on January 1, 2026. As explained in the section titled “Amendments to 2023 and 2024 PSU Awards,” on January 27, 2025, the Compensation Committee waived the continued applicability of the performance-based vesting standards and froze performance at 100.00% of target.

(7)	These are Service Units issued under the Omnibus Plan that vested 33% on February 9, 2025. The next 33% will vest on February 9, 2026. The final 34% will vest on February 9, 2027.

(8)

These are 2024 Performance Units that will vest as to service under the Omnibus Plan on January 1, 2027. As explained in the section titled “Amendments to 2023 and 2024 PSU Awards,” on January 27, 2025, the Compensation Committee waived the continued applicability of the performance-based vesting standards and froze performance at 194.67% of target.

(9)

These are Performance Units that will vest as to service under the Omnibus Plan on June 30, 2025, and will be earned to the extent that the performance standards are achieved. In accordance with applicable rules, the Performance Units are reported assuming maximum achievement, and that as a result, 200.00% of the Performance Units would be earned; provided, however, that the Compensation Committee will ultimately assess and determine the extent to which the performance standards were achieved or exceeded after June 30, 2025 and the Committee’s final determinations could vary from what is reported herein.

(10)	These are Service Units issued under the Omnibus Plan that will vest on July 29, 2026.

2024 OPTION EXERCISES AND STOCK VESTED

This table summarizes each exercise of stock options, stock appreciation rights, and similar instruments and each vesting of stock (including restricted stock, restricted stock units, and similar instruments) during 2024 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

J. Mariner Kemper	27,964	508,284	45,269	3,755,534

Ram Shankar	-	-	5,935	492,703

James D. Rine	-	-	15,252	1,265,161

Shannon A. Johnson	5,676	269,634	5,563	461,790

Thomas S. Terry	-	-	5,606	488,200

(1)

These numbers include shares acquired through the reinvestment of dividends or distributions on restricted units during the vesting period. Also includes Performance Units from 2021 that vested at 200.00% of target.

2024 NONQUALIFIED DEFERRED COMPENSATION

UMB maintains a deferred compensation plan that permits the Named Executive Officers and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement, termination, or the occurrence of another specified event. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. If a participant has an account that terminates upon retirement under the plan, the participant may choose to have the benefit paid out in a lump sum or in installments over two to ten years. Specified date accounts are paid in a lump sum or in installments, as elected by the participant, over two to five years. If employment is terminated other than through retirement, the amounts in all accounts are paid in a lump sum.

Name	Executive Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

J. Mariner Kemper	-	-	-	-

Ram Shankar	81,585	168,900	-	1,227,258

James D. Rine	-	41,626	(115,403)	287,512

Shannon A. Johnson	-	-	-	-

Thomas S. Terry	115,027	202,232	(35,692)	1,412,735

(1)	Amounts reported in the contributions column above were reported as compensation in the 2024 Summary Compensation Table.

(2)

Amounts reported in the aggregate balance column for 2024 were previously reported as compensation to the relevant NEO in the applicable summary compensation table for the applicable prior fiscal year, but only to the extent the NEO was a Named Executive Officer for such reporting year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

All of the NEOs are employees at will and may be terminated at any time. No NEO is entitled to receive any payment or award upon termination, except as described in this section in circumstances involving a change in control of UMB, death or disability, or a qualified retirement. Each of these payments and awards is available to all participants in the applicable plan. Any additional payment or benefit that a NEO would receive in the ordinary course is available generally to all UMB associates.

Change in Control

The Short-Term Incentive Plan includes provisions for accelerating the vesting of incentive cash awards in the event of a change in control. The Compensation Committee concluded that the use of this single trigger was appropriate for awards under this plan in order to assure the Named Executive Officers—who would not have authority over the decision to effect a change in control but who would be needed to successfully implement it—would not be adversely affected by the change in control. Any award for a completed performance period would be immediately payable in cash based on actual results. If the change in control were to occur before the performance period has ended, applicable performance standards would be adjusted to reflect the shortened period, and awards would be immediately payable in cash on a prorated basis based on actual results. Discretionary reductions in these awards would not be allowed in the event of a change in control.

In the event of a change in control, if the successor company does not assume or provide a substitute for the equity awards, the restrictions on any Service Units shall lapse and the Services Unit will become fully vested on the date of the change in control. Additionally, Performance Units would accelerate and vest to the extent that the relevant performance standard, which typically covers a multi-year period, has been met on the date of the change in control. If the successor company in a change in control transaction does assume or provide a substitute for the equity awards, Service Units would only accelerate if a recipient’s employment terminates without cause or for good reason (as defined by the plan) within 24 months following the change in control. Additionally, Performance Units would only vest if an NEO’s employment terminated without cause or for good reason within 24 months following the change in control, but only to the extent that the relevant performance standard, which typically covers a multi-year period, has been met by the date of the change in control.

The Named Executive Officers would have been entitled to the following payments or value had a change in control of UMB occurred on December 31, 2024.

Name	Cash Payments ($) (1)	Acceleration of Unvested Restricted Units ($) (2)	Total Change in Control ($)

J. Mariner Kemper	1,351,875	12,350,810	13,702,685

Ram Shankar	404,228	1,811,353	2,215,581

James D. Rine	776,820	5,197,357	5,974,177

Shannon A. Johnson	391,092	1,623,274	2,014,366

Thomas S. Terry	300,236	1,352,562	1,652,798

(1)

These are the amounts that would have been payable by the Company in a single, lump-sum payment under the 2024 Short-Term Incentive Program based on their target percentages. See “Compensation Discussion and Analysis— Elements of Executive Compensation—Short-Term Incentive Compensation” earlier in this Proxy Statement.

(2)

For Service Units and Performance Units, each value is based on the closing price of UMB common stock on December 31, 2024. For Performance Units, the values assume that 166.00% of the performance standard under the Omnibus Plan in 2022 had been achieved, 95.99% of the performance standard under the Omnibus Plan in 2023 had been achieved, and 194.67% of the performance standard under the Omnibus Plan in 2024 had been achieved.

Death or Disability

Equity awards may accelerate and vest under the Omnibus Plan in specified cases of death or disability. The Compensation Committee concluded that these provisions are required by market considerations in attracting and retaining talent and are appropriate. Service Units would accelerate and vest immediately in the case of death or permanent and total disability. Performance Units would accelerate and vest to the extent that the Performance Units would have vested if the date of death was the last day of the performance period prorated by the percentage of calendar quarters of the performance period that had been completed prior to the date of death.

The Named Executive Officers would have been entitled to the following payments or value had an applicable event of death or disability occurred on December 31, 2024.

Name	Cash Payment ($)	Acceleration of Restricted Units ($) (1)

J. Mariner Kemper	-	8,762,708

Ram Shankar	-	1,194,184

James D. Rine	-	3,479,494

Shannon A. Johnson	-	1,095,865

Thomas S. Terry	-	967,561

(1)

For Service Units and Performance Units, each value is based on the closing price of UMB common stock on December 31, 2024. In addition, for Performance Units, the values assume the acceleration of (i) 100% (twelve-twelfths) of those units under the Omnibus Plan in 2022, (ii) 67% (eight-twelfths) of those units issued under the Omnibus Plan in 2023 and (iii) 33% (four-twelfths) of those units issued under the Omnibus Plan in 2024. For Performance Units, the values assume that 166.00% of the performance standard under the Omnibus Plan in 2022 had been achieved, 95.99% of the performance standard under the Omnibus Plan in 2023 had been achieved, and 194.67% of the performance standard under the Omnibus Plan in 2024 had been achieved.

Qualified Retirement

Under the Omnibus Plan, qualified retirement is defined as a termination prior to the applicable settlement date but at least one year following the grant date, with such termination due either to an involuntary termination as a result of the elimination of the associate’s position or to the associate’s voluntary termination on or after reaching the later of (i) age 65 plus 5 years of service or (ii) a combination of age and years of service of 75 or more.

For grants made prior to 2023, in the event of a qualified retirement, Service Units would vest on the settlement dates set forth in the award agreement, which are two, three and four years following the grant date. For grants first made starting in 2023, in the event of a qualified retirement, Service Units would vest on the settlement dates set forth in the award agreement which are one, two and three years following the grant date. Performance Units in the event of a qualified retirement would become vested in a percentage amount equal to the (i) the number of Performance Units granted times (ii) a percentage determined by dividing the number of full calendar quarters the retiree was employed prior to such qualified retirement by the number of calendar quarters in the performance period times (iii) the percentage of the performance vesting criteria that is determined by the Compensation Committee to have been achieved for the entire performance period. The Performance Units would vest and be paid as of the last day of the applicable performance period.

With respect to the Named Executive Officers, Messrs. Kemper, Rine and Terry would have been eligible for vesting of Service Units and Performance Units issued under the Omnibus Plan awards from 2021, 2022 and 2023 due to a qualified retirement. The value of the Service Units granted in 2021, 2022 and 2023 that would have been eligible for vesting was $1,781,571, $686,959 and $320,345 for Messrs. Kemper, Rine and Terry, respectively. The value of the Performance Units granted in 2022 that would have been eligible for vesting was $2,730,217, $759,507 and $210,204 for Messrs. Kemper, Rine, and Terry respectively. These values are based on (i) the closing price of UMB common stock on December 31, 2024; (ii) the vesting of 100% (twelve-twelfths) of those Performance Units; and (iii) the assumption that 166.00% of the performance standard had been achieved. The value of the Performance Units granted in 2023 that would have been eligible for vesting was $1,246,495, $589,664 and $95,876 for Messrs. Kemper, Rine and Terry, respectively. These values are based on (i) the closing price of UMB common stock on December 31, 2024; (ii) the vesting of 67% (eight-twelfths) of those Performance Units; and (iii) the assumption that 95.99% of the performance standard had been achieved.

As of December 31, 2024, none of the Service Units or Performance Units issued under the Omnibus Plan in 2024 were eligible for vesting due to a qualified retirement of a Named Executive Officer.

PAY VERSUS PERFORMANCE
As noted in the CD&A, one of the Company’s compensation best practices is that we pay for performance. That means that the majority of the Company’s executive compensation is variable and is closely tied to both individual performance and the financial performance of the Company.
Tabular Disclosure of the Company’s Important Financial Measures
The following four financial performance measures represent, in the Company’s opinion, the most important financial performance measures used by the Company to link each NEO’s compensation to the Company’s performance. Each of the listed financial measures (collectively, the “
Financial Measures
”) is either used to determine the value of the STIP pool for short-term incentive compensation or the amount of long-term compensation under the LTIP. More information regarding the four performance measures, adjustments the Committee may make to the Company’s reported GAAP earnings per share, the actual mix of all four measures for each participant, the purposes of our compensation programs, the portion of compensation “at risk” for each of the NEOs and other related information can be found in the CD&A contained earlier in this Proxy Statement.

Core Pre-Provision Net Revenue (“Core PPNR”)—a Short-Term Incentive Compensation Plan Financial Measure	Net Charge-Offs Divided by Average Loans (“NCOs”)—a Short-Term Incentive Compensation Plan Financial Measure
Earnings per Share (“EPS”)—a Long-Term Incentive Program Financial Measure	Average Return on Tangible Common Equity (“ROTCE”) over the Three-Year Performance Period—a Long-Term Incentive Program Financial Measure
The Company believes that Core PPNR is the most important financial performance measure tied to executive compensation. Core PPNR is used to determine 80% of the funding pool for the annual STIP and most appropriately reflects the Company’s overall performance over the short-term.
Pay Versus Performance Table
The table below provides investors with standardized data on executive compensation in a format prescribed by the SEC and that is intended to be easier to link to company performance than the amounts already disclosed in the applicable summary compensation table (“
SCT
”) and CD&A. “Executive compensation actually paid” (“
CAP
”) is based on the SCT total compensation figure, but adjusted to reflect the change in actual value of outstanding equity awards (e.g., stock options and restricted equity units).

2024 Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Core PPNR (Company- Selected Measure) ($ in millions)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2024	$6,630,354	$11,343,982	$2,104,035	$3,204,278	$180.20	$144.74	$441.2	$622.3

2023	$4,787,774	$4,275,242	$1,334,755	$1,234,301	$131.21	$104.72	$350.0	$526.4

2022	$5,428,579	$3,837,418	$1,626,806	$1,260,086	$128.34	$94.38	$431.7	$510.3

2021	$4,975,063	$10,809,136	$1,408,473	$2,322,534	$160.35	$116.82	$353.0	$438.1

2020	$4,655,997	$6,346,146	$1,401,075	$1,581,586	$102.75	$86.25	$286.5	$350.8

(1)
In all the years in question, Mr. Kemper served as CEO. During 2024 and 2023 our other NEOs consisted of Messrs. Shankar, Rine and Terry and Ms. Johnson. During 2022, our other NEOs consisted of Messrs. Shankar, Rine and Mr. Nikki Newton and Ms. Johnson. During 2021 and 2020, our other NEOs consisted of Messrs. Shankar, Rine and Mr. James Cornelius and Ms. Johnson.

(2)	To calculate CAP, the following amounts were deducted from and added to the amount in the total compensation column of the SCT for the applicable fiscal year:
PEO SCT Total CAP Reconciliation:

Year	SCT Total	Deductions From SCT Total i	Additions To SCT Total ii	CAP

2024	$6,630,354	$2,873,277	$7,586,905	$11,343,982

2023	$4,787,774	$2,599,827	$2,087,295	$4,275,242

2022	$5,428,579	$2,499,964	$908,803	$3,837,418

2021	$4,975,063	$1,999,885	$7,833,958	$10,809,136

2020	$4,655,997	$1,999,970	$3,690,119	$6,346,146
Average
Non-PEO
NEOs SCT Total to CAP Reconciliation

Year	SCT Total	Deductions From SCT Total i	Additions To SCT Total ii	CAP

2024	$2,104,035	$640,599	$1,740,842	$3,204,278

2023	$1,334,755	$503,970	$403,516	$1,234,301

2022	$1,626,806	$607,439	$240,719	$1,260,086

2021	$1,408,473	$363,992	$1,278,053	$2,322,534

2020	$1,401,075	$451,777	$632,288	$1,581,586

i.	Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension value for any of the years reflected in this table.

ii.
Reflects the
value
of equity calculated in accordance with SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal year 2024 is further detailed in the table below.

PEO Equity Component of CAP for FY 2024

Equity Type	Fair Value of Current Year Unvested Equity Awards at 12/31/2024	Change in Value Of Prior Years’ Awards Unvested at 12/31/2024	Change in Value Of Prior Years’ Awards That Vested in FY 2024		Equity Value Included in CAP

PSUs	$4,438,691	$ 1,192,228		$(2,445)	$5,628,474

RSUs	$1,519,998	$462,678		$(24,246)	$1,958,431

Total	$5,958,690	$1,654,906		$(26,691)	$7,586,905

Non-PEO
NEOs Equity Component CAP for FY 2024

Equity Type	Fair Value of Current Year Unvested Equity Awards at 12/31/2024	Change in Value Of Prior Years’ Awards Unvested at 12/31/2024	Change in Value Of Prior Years’ Awards That Vested in FY 2024	Equity Value Included in CAP

PSUs	$1,033,985	$ 259,691	$(423)	$1,293,253

RSUs	$ 354,098	$ 91,940	$1,551	$ 447,590

Total	$1,388,083	$351,632	$1,127	$1,740,842

(3)	Reflects the total shareholder return of the S&P U.S. BMI Banks Index.
As illustrated by the tables above, the fluctuations in the Company’s stock price significantly impacts the CAP. While the Company’s stock price should increase or decrease in tandem with the Company’s performance, that is not always the case. Many factors can impact the Company’s stock price which may not be directly, indirectly or related at all to the Company’s performance including, and without limitation, trading volume in the Company’s common stock, the individual decisions of investors, geopolitical considerations, general economic and market conditions, and the impact of banking, antitrust or corporate laws, over which neither the Company nor any of the NEOs have control.
Description of Correlation Between CAP and Each of Total Shareholder Return, Net Income and Core PPNR

CORRELATION OF EXECUTIVE COMPENSATION ACTUALLY PAID TO TOTAL SHAREHOLDER RETURN

COMPENSATION ACTUALLY PAID
TOTAL SHAREHOLDER RETURN
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
200
180
160
140
120
100
80
60
40
20
0
100
102.75
160.35
128.34
131.21
180.20
86.25
116.82
94.38
104.72
144.74

	2019	2020	2021	2022	2023	2024
Compensation Actually Paid to PEO ($)		6,346,146	10,809,136	3,837,418	4,275,242	11,343,982
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)		1,581,586	2,322,534	1,260,086	1,234,301	3,204,278
UMB Financial Corporation ($)	100	102.75	160.35	128.34	131.21	180.20
S&P U.S. BMI Banks Index ($)	100	86.25	116.82	94.38	104.72	144.74

As shown in the chart below, from 2020 through 2022 the Company’s net income had steadily increased while the PEO’s and other NEOs’ CAP varied significantly each year. This is due in large part to the increased granting of equity awards that are sensitive to changes in the Company’s stock price from 2020 through 2022. In 2023 the Company’s net income decreased. However, CAP increased slightly year-over-year mainly due to the increase in the Company’s stock price from calendar year-end 2022 to the date on which certain awards vested in 2023. In 2024, CAP increased significantly over 2023 in line with the increase in the Company’s stock price during 2024. Additionally, STIP compensation paid as a percentage of base salary was higher than 2023, in tandem with the Company’s favorable financial performance in 2024.

CORRELATION OF COMPENSATION ACTUALLY PAID TO NET INCOME

COMPENSATION ACTUALLY PAID
NET INCOME in millions
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
500.0
450.0
400.0
350.0
300.0
250.0
200.0
150.0
100.0
50.0
0.0
286.5
353.0
431.7
350.0
441.2

	2020	2021	2022	2023	2024
Compensation Actually Paid to PEO ($)	6,346,146	10,809,136	3,837,418	4,275,242	11,343,982
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	1,581,586	2,322,534	1,260,086	1,234,301	3,204,278
Net Income ($ in millions)	286.5	353.0	431.7	350.0	441.2

The Company’s Core PPNR is similar to net income in that the amount is calculated by taking the Company’s net income prior to any provision for loan losses and adjusted by the Compensation Committee, as the Committee deems to be fair and appropriate, for any non-recurring
gains or losses. Like net income, the Company’s Core PPNR has steadily increased while the PEO and other NEOs’ CAP has varied due to shifts in the Company’s stock price.

CORRELATION OF COMPENSATION ACTUALLY PAID TO CORE PPNR

COMPENSATION ACTUALLY PAID
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
CORE PPNR in millions
700.0
600.0
500.0
400.0
300.0
200.0
100.0
0.0
350.8
438.1
510.3
526.4
622.3

	2020	2021	2022	2023	2024
Compensation Actually Paid to PEO ($)	6,346,146	10,809,136	3,837,418	4,275,242	11,343,982
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	1,581,586	2,322,534	1,260,086	1,234,301	3,204,278
Core Pre-Provision Net Revenue (Company Selected Financial Measure) ($ in millions)	350.8	438.1	510.3	526.4	622.3

PAY RATIO DISCLOSURE
The annual total compensation for our median employee for 2024 was $114,644 and $6,630,354 for our CEO. The resulting ratio of our CEO’s pay to the pay of our median employee for 2024 was 57.83 to 1. For purposes of the foregoing calculation, we utilized the same “median employee” identified in our 2024 proxy statement as there were no changes to our employee population or to our employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
As explained in our 2024 proxy statement, we identified the median employee by examining the 2023 W-2 wages for all individuals, excluding our CEO, who were employed by us on December 31, 2023. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any cost-of-living adjustments in identifying the median employee. We also did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2023.
We calculated the median employee’s annual total compensation using the same methodology we use for our Named Executive Officers as set forth in the “2024 Summary Compensation Table” in this Proxy Statement.

PROPOSAL #2—ADVISORY VOTE (NON-BINDING) ON THE COMPENSATION

PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Pursuant to Section 14A of the Securities Exchange Act, we are seeking a non-binding advisory vote to approve the compensation paid to our NEOs, as described in the CD&A provisions of this Proxy Statement, and the accompanying tables. Although the vote is only advisory in nature, the Compensation and Governance Committees will consider the outcome of this vote when making future decisions regarding executive compensation. At the Company’s last advisory vote on the compensation paid to our Named Executive Officers, the shareholders represented at the meeting voted 97.1% in approval of such compensation. The next non-binding advisory vote to approve the compensation paid to our NEOs will be held at our 2026 annual meeting of shareholders.

The objectives supporting UMB’s executive compensation programs are described in detail within the CD&A provisions of this Proxy Statement and should be reviewed carefully. The Company believes that its executive compensation programs closely align with its goals of incentivizing, developing and retaining innovative and skilled executives, and are in step with the long-term interests of its shareholders.

The Board recommends that shareholders vote FOR the approval of the compensation paid to our Named Executive Officers, as disclosed in the CD&A, the compensation tables and any related materials disclosed in this Proxy Statement.

PROPOSAL #3—RATIFICATION OF THE CORPORATE AUDIT COMMITTEE’S ENGAGEMENT OF KPMG LLP AS

UMB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

In September of 2014, the Audit Committee engaged KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit UMB’s consolidated financial statements. The Audit Committee has decided to engage KPMG as the independent registered public accounting firm to audit the consolidated financial statements of UMB for fiscal year 2025, and the Board is recommending that our shareholders ratify this engagement.

The Audit Committee, however, will retain sole authority over the appointment and replacement of UMB’s independent registered public accounting firm and will remain directly responsible for the compensation and oversight of UMB’s independent registered public accounting firm. As a result, despite any ratification of this engagement of KPMG by our shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to audit the consolidated financial statements of UMB for fiscal year 2025, or to take any other related action if judged by the Audit Committee to be in the best interests of UMB. If our shareholders do not ratify this engagement of KPMG, the Audit Committee will consider that action in its ongoing exercise of authority over the appointment, replacement, compensation, and oversight of UMB’s independent registered public accounting firm.

The Audit Committee has discussed and confirmed with KPMG its independence. The Audit Committee has determined as well that KPMG’s provision of professional services to UMB—including those described in the table set forth following this Proposal—was compatible with KPMG’s independence.

The Audit Committee may delegate to its Chair the authority to grant pre-approvals of audit and permissible non-audit services, provided that the decisions of the Chair are presented to the full Committee at the next scheduled meeting. All auditor services are otherwise approved by the Audit Committee.

KPMG has audited the consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2024. Representatives of KPMG are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire. We also expect these representatives to be available to respond to appropriate questions.

The Board recommends that shareholders vote FOR the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (including related expenses) for professional services rendered by KPMG related to fiscal years ended December 31, 2024 and 2023.

	Fiscal years ended December 31,
	2024	2023

Audit Fees	$1,844,700	$1,682,825

Audit-Related Fees (1)	$461,700	$33,200

Tax Fees (2)	$2,000	$2,000

All Other Fees (3)	$9,000	$0

Total	$2,317,400	$1,718,025

(1)

The nature of the services comprising “audit-related fees” in 2024 and 2023 were comprised of HUD compliance work for UMB Bank, n.a. and for 2024, one comfort letter and three consents for UMB Financial Corporation issued in connection with the HTLF acquisition and/or registration statements for the Company’s amended 2018 Omnibus Incentive Compensation Plan.

(2)	This fee reflects the Company’s subscription to state tax information reporting and withholding alert advisory services.

(3)	The fee for 2024 is for an annual subscription to KPMG’s Custom Learning Portal.

The Audit Committee’s policy is to pre-approve all fees and other terms of the audit engagement and pre-approve all permitted non-audit services to be performed by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services. The Audit Committee has delegated to the Chairperson of the Committee the authority to grant pre-approvals of audit and permissible non-audit services, provided that the decisions of the Chairperson shall be presented to the full Audit Committee at its next scheduled meeting.

REPORT OF THE CORPORATE AUDIT COMMITTEE

The Audit Committee exercises general oversight, on behalf of the Board, over the accounting, financial reporting, and internal control functions of UMB. The Audit Committee has sole authority over the appointment and replacement of UMB’s independent registered public accounting firm and is directly responsible for the compensation and oversight of UMB’s independent registered public accounting firm. The Audit Committee also approves the risk- assessment methodology, risk assessment, and annual audit plan of the internal audit function and all decisions on the appointment, removal, and compensation of UMB’s Chief Audit Executive. Other duties, responsibilities, and authorities of the Audit Committee are set forth in its charter, which has been approved by the Board and can be found at investorrelations.umb.com then selecting “Governance Documents” under the heading “Governance.”

Management is primarily responsible for UMB’s accounting, financial reporting, and internal control functions and has represented to the Audit Committee that UMB’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2024, were audited by KPMG as the independent registered public accounting firm.

The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management, KPMG, and internal auditors—including in separate executive sessions—prior to the public release of each announcement. The Audit Committee has reviewed the audited financial statements of UMB as of and for the fiscal year ended December 31, 2024, and has discussed them—including in separate executive sessions—with management, KPMG, and internal auditors.

The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by applicable requirements adopted by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed and confirmed with KPMG its independence. The Audit Committee has determined as well that KPMG’s provision of non-audit services to UMB was compatible with KPMG’s independence.

Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board, and the Board approved, the inclusion of UMB’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

The Audit Committee has decided to engage KPMG as the principal independent registered public accounting firm to audit UMB’s financial statements for fiscal year 2025. This engagement is being presented to UMB’s shareholders for ratification as described in Proposal #3.

Gordon E. Lansford III, Chair

Kevin C. Gallagher

Bradley J. Henderson

Jennifer K. Hopkins

Susan G. Murphy

Timothy R. Murphy

Kris A. Robbins

As provided by SEC Regulation S-K, this Report of the Audit Committee is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by UMB under the Securities Act of 1933 as amended or the Exchange Act.

INFORMATION ABOUT THE DELIVERY OF PROXY MATERIALS

SEC rules allow the delivery of one proxy statement, annual report, or notice of internet availability of proxy materials, as applicable, to all shareholders who share an address if specified conditions are met. This is called “householding” and can minimize the costs involved in printing and delivering proxy materials as well as the associated impact on the environment. For eligible shareholders who share an address, we are sending only one proxy statement, annual report, or notice of internet availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address.

If you are the beneficial owner but not the record holder of UMB common stock, your broker, bank, or other nominee may household our proxy statements, annual reports, or notices of internet availability, as applicable, for all shareholders at your address unless that nominee has received contrary instructions from one or more of the affected shareholders. If you want this householding to cease or if you want householding to commence, please notify your broker, bank, or other nominee.

If you share a household and would like a separate copy, or if you did not receive a separate copy of our proxy statement, annual report, or notice of internet availability, as applicable, we will promptly provide you with a separate copy if you request one by writing us at UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106, or by calling us at (816) 860-7000 and asking for the Corporate Legal Department.

SHAREHOLDER PROPOSALS

For a shareholder proposal to be considered for inclusion in our proxy materials for the 2026 annual meeting of shareholders, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—on or before November 14, 2025. We recommend that any shareholder proposal be delivered by means that provide proof of the date of delivery, such as certified mail (postage prepaid and return receipt requested). Please note that Rule 14a-8 of the Exchange Act addresses when we must include a shareholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent.

For any shareholder proposal that is not submitted for inclusion in our proxy materials under Rule 14a-8 of the Exchange Act (including any shareholder nomination), our Bylaws require that the proposing shareholder provide us with advance written notice. To be timely, the notice must be received by the Secretary at our principal executive offices (1) if the meeting is to be held on a day that is not more than 30 days from the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day and not earlier than the close of business on the 150th day before the date of the release of our proxy statement to shareholders in connection with the previous year’s annual meeting or (2) in any other case, not later than the close of business on the 10th day following the date when we provide notice or public disclosure of the date of the meeting. Our Bylaws also require that the proposing shareholder furnish specified information about the proponent and the proposal to afford us and other shareholders a reasonable opportunity to consider the business that is proposed to be brought before the meeting. We must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—not later than the close of business on November 14, 2025, and not earlier than the close of business on October 15, 2025. This includes notice of shareholder nominees for which proxies are intended to be solicited under Rule 14a-19. In addition, with respect to nominations made under Rule 14a-19 of the Exchange Act, if any nominating shareholder, after providing the notices required thereunder, subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Company shall disregard any proxies or votes solicited for such shareholder’s director nominees.

* *  *  *  *

This Proxy Statement is provided to you by order of the Board of Directors.

Megan L. Mercer

Corporate Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed, and FOR Proposals 2 and 3.

1. Election of Directors:												+
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robin C. Beery	☐	☐	☐	02 - Janine A. Davidson	☐	☐	☐	03 - Kevin C. Gallagher	☐	☐	☐
04 - Greg M. Graves	☐	☐	☐	05 - Bradley J. Henderson	☐	☐	☐	06 - Jennifer K. Hopkins	☐	☐	☐
07 - J. Mariner Kemper	☐	☐	☐	08 - Gordon E. Lansford III	☐	☐	☐	09 - Margaret Lazo	☐	☐	☐

10 - Susan G. Murphy	☐	☐	☐	11 - Timothy R. Murphy	☐	☐	☐	12 - Tamara M. Peterman	☐	☐	☐

13 - Kris A. Robbins	☐	☐	☐	14 - John K. Schmidt	☐	☐	☐	15 - L. Joshua Sosland	☐	☐	☐

16 - Leroy J. Williams, Jr.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	An advisory vote (non-binding) on the compensation paid to UMB’s named executive officers.	☐	☐	☐	3.	The ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2025.	☐	☐	☐

4.	Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2025 Annual Meeting of Shareholders of UMB Financial Corporation will be held on

April 29, 2025 at 9:00 a.m. CDT, virtually via the internet at www.meetnow.global/M9HAD9F.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Proxy – UMB Financial Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 29, 2025

The undersigned hereby appoints J. Mariner Kemper, James Rine and Ram Shankar or any of them, with full power of substitution as proxies, to represent and vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2025, at 9:00 a.m., and any adjournment or postponement of the meeting. This proxy revokes all prior proxies given by the undersigned.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in their discretion with respect to any other matters that are properly brought before the Annual Meeting or any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction, will be voted FOR all the director nominees listed in Proposal 1 and FOR on Proposal 2 and 3. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed granted.

In their discretion, the persons named as proxy holders or their substitutes are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address – Please print new address below.

◾

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed, and FOR Proposals 2 and 3.

1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Robin C. Beery	☐	☐	☐	02 - Janine A. Davidson	☐	☐	☐	03 - Kevin C. Gallagher	☐	☐	☐

	04 - Greg M. Graves	☐	☐	☐	05 - Bradley J. Henderson	☐	☐	☐	06 - Jennifer K. Hopkins	☐	☐	☐

	07 - J. Mariner Kemper	☐	☐	☐	08 - Gordon E. Lansford III	☐	☐	☐	09 - Margaret Lazo	☐	☐	☐

	10 - Susan G. Murphy	☐	☐	☐	11 - Timothy R. Murphy	☐	☐	☐	12 - Tamara M. Peterman	☐	☐	☐

	13 - Kris A. Robbins	☐	☐	☐	14 - John K. Schmidt	☐	☐	☐	15 - L. Joshua Sosland	☐	☐	☐

	16 - Leroy J. Williams, Jr.	☐	☐	☐

		For	Against	Abstain
2.	An advisory vote (non-binding) on the compensation paid to UMB’s named executive officers.	☐	☐	☐

4.	Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

		For	Against	Abstain
3.	The ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2025.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎	1 U P X	6 4 7 5 6 5	+

      04493A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy – UMB Financial Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 29, 2025

The undersigned hereby appoints J. Mariner Kemper, James Rine and Ram Shankar or any of them, with full power of substitution as proxies, to represent and vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2025, at 9:00 a.m., and any adjournment or postponement of the meeting. This proxy revokes all prior proxies given by the undersigned.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in their discretion with respect to any other matters that are properly brought before the Annual Meeting or any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction, will be voted FOR all the director nominees listed in Proposal 1 and FOR on Proposal 2 and 3. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed granted.

In their discretion, the persons named as proxy holders or their substitutes are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Online

Go to www.envisionreports.com/UMBF or scan the QR code – login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

UMB Financial Corporation Shareholder Meeting to be Held on April 29, 2025

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review the proxy materials before voting. The Proxy Statement and 10K are available at:

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/UMBF.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 18, 2025, to facilitate timely delivery.

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Shareholder Meeting Notice

UMB Financial Corporation’s Annual Meeting of Shareholders will be held on April 29, 2025 at 9:00 a.m. Central Time, virtually via the internet at www.meetnow.global/M9HAD9F.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR on Proposal 2 and 3.

1.	Election of Directors.

2.	An advisory vote (non-binding) on the compensation paid to UMB’s named executive officers.

3.	The ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2025.

4.	Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

_	Internet - Go to www.envisionreports.com/UMBF. Click Cast Your Vote or Request Materials.
_	Phone - Call us free of charge at 1-866-641-4276.
_

Email - Send an email to investorvote@computershare.com with “Proxy Materials UMB Financial Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 18, 2025.